As filed with the Securities and Exchange Commission on February 28, 2017
File No. 811-23149
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 1	☒
(Check appropriate box or boxes)

THRIVENT CORE FUNDS
(Exact Name of Registrant as Specified in Charter)

625 Fourth Avenue South, Minneapolis, Minnesota 55415
(Address of Principal Executive Offices) (Zip Code)

(612) 844 - 4198
(Registrant’s Telephone Number, Including Area Code)

MICHAEL W. KREMENAK
SECRETARY AND CHIEF LEGAL OFFICER
625 FOURTH AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55415
(Name and Address of Agent for Service)

EXPLANATORY NOTE
This Registration Statement on Form N-1A is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

PART A
THRIVENT CORE SHORT-TERM RESERVE FUND (the “Fund”), a series of Thrivent Core Funds (the “Trust”)
February 28, 2017
ITEM 1.	FRONT AND BACK COVER PAGES
Not Applicable.
ITEM 2.	RISK/RETURN SUMMARY: INVESTMENT OBJECTIVE/GOALS
Not Applicable.
ITEM 3.	RISK/RETURN SUMMARY: FEE TABLE
Not Applicable.
ITEM 4.	RISK/RETURN SUMMARY: INVESTMENTS, RISKS AND PERFORMANCE
Not Applicable.
ITEM 5.	MANAGEMENT
Thrivent Asset Management, LLC (“Thrivent Asset Mgt.” or the “Adviser”) serves as the investment adviser for the Fund.
William D. Stouten has served as portfolio manager of the Fund since its inception in 2016.
ITEM 6.	PURCHASE AND SALE OF FUND SHARES
Shares of the Fund are not registered under the 1933 Act and, therefore, are not sold to the public. There are no minimum initial or subsequent investment requirements to invest in the Fund. Fund shares are redeemable. Shares may be purchased from or sold back to the Fund on days that the New York Stock Exchange is open for business at the net asset value per share of the Fund next determined after the redemption request is communicated by an authorized individual to the Fund and determined to be in good order.
ITEM 7.	TAX INFORMATION
The Fund intends to make distributions that may be taxed as ordinary income or capital gains.
ITEM 8.	PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARY COMPENSATION
Not applicable.
ITEM 9.	INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS
The Trust, a registered open-end management investment company organized as a Delaware statutory trust, currently offers shares of beneficial interest in one series, the Fund. Thrivent Asset Mgt., the investment adviser for the Trust, or its affiliate Thrivent Financial for Lutherans (“Thrivent Financial”), serves as the investment adviser for the series of Thrivent Mutual Funds (“TMF”) and Thrivent Series Fund, Inc. (“TSF”), as well as Thrivent Cash Management Trust (“TCMT”), as applicable. The Fund was established primarily to serve as a cash sweep vehicle for the series of TMF and TSF.
The investment objective, principal strategies and risks of the Fund are described below. The investment objective of the Fund may be changed at any time by the Board of Trustees of the Trust (the “Board”) upon at least 30 days’ prior written notice to shareholders of the Fund. See the Statement of Additional Information (the “SAI”) for a description of the Fund’s investment restrictions.
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OBJECTIVE AND STRATEGIES
The Fund seeks a high level of current income consistent with liquidity and the preservation of capital.
The Fund will invest primarily in investment-grade, fixed-income securities. Although the value of the Fund’s shares will fluctuate, Thrivent Asset Mgt. will seek to manage the magnitude of fluctuation by limiting the Fund’s weighted-average-maturity to 180 days or less. Weighted-average-maturity measures the price sensitivity of a fixed-income security to changes in interest rates. Allowable investments will consist primarily of U.S. dollar-denominated debt securities that may include, but are not limited to, obligations of U.S., state, and local governments, their agencies and instrumentalities; mortgage- and asset-backed securities; corporate debt securities; time deposits, repurchase agreements; and other securities that have debt-like characteristics. The Fund may also invest in other investment companies that have exposure to fixed income securities. The Fund is subject to the following investment restrictions:
•	The weighted-average-maturity of Fund investments shall not exceed 180 days.
•	The weighted-average-life of Fund investments shall not exceed 270 days.
•	Legal final maturities of Fund investments shall not exceed 15 months for corporate and fixed-rate securities.
•	Legal final maturities of Fund investments shall not exceed two years for government floating rate securities.
•	The Fund will not invest in securities rated below BBB as rated by Standard & Poor’s Corporation (“S&P”) or rated below Baa as rated by Moody’s Investors Service, Inc. (“Moody’s”).
•	The Fund will not invest in commercial paper rated below P-2 as rated by Moody’s or rated below A-2 as rated by S&P.
•	Commercial paper rated P-2/A-2 shall not exceed 90 days to final maturity.
•	Corporate bonds rated lower than A as rated by S&P and rated lower than A2 as rated by Moody’s shall not exceed 90 days to final maturity.
•	Foreign domiciled securities shall not exceed 50% of the Fund’s total assets.
•	The Fund shall not purchase or sell derivatives (such as options, futures contracts and options on futures contracts).
•	The Fund shall not purchase or sell equity-like securities.
DESCRIPTION OF PRINCIPAL SECURITY TYPES
Below is information about the Fund’s principal investment techniques. The Fund may also use strategies and invest in securities as described in the SAI.
CORPORATE DEBT SECURITIES. The Fund may invest in corporate debt securities issued by companies of all kinds, including those with small-, mid- and large-capitalizations. Corporate debt securities are usually issued by businesses to finance their operations. Notes, bonds, debentures and commercial paper are the most common types of corporate debt securities, with the primary difference being their maturities and secured or unsecured status. Commercial paper has the shortest term and is usually unsecured. Corporate debt securities may be rated investment-grade or below investment-grade and may carry fixed or floating rates of interest.
U.S. GOVERNMENT SECURITIES. U.S. Government Securities include obligations issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. U.S. Government Securities may be backed by the full faith and credit of the U.S. Treasury, the right to borrow from the U.S. Treasury or the agency or instrumentality issuing or guaranteeing the security.
MUNICIPAL BONDS. The Fund may invest in municipal bonds backed by the United States Treasury or government sponsored agency. States, local governments, and municipalities issue municipal bonds to raise money for certain purposes. Municipal bonds include general obligation bonds, revenue bonds, and participation interests in municipal leases. Municipal bonds issued to finance activities with a broad public purpose are generally exempt from federal income tax. Taxable municipal bonds are often used to finance private development projects but can be issued whenever the municipality exhausts its allowed limits of tax-exempt bonds. As such, the interest paid to holders of such bonds is taxable as ordinary income.
REPURCHASE AGREEMENTS. In a repurchase agreement, the Fund purchases securities from a financial institution that agrees to repurchase the securities from the Fund within a specified time at the Fund’s cost plus interest.
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES. The Fund may invest in mortgage-backed and asset-backed securities. Mortgage-backed securities are securities that are backed by pools of mortgages and which pay income based on the
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payments of principal and income they receive from the underlying mortgages. Asset-backed securities are similar but are backed by other assets, such as pools of consumer loans. Both are sensitive to interest rate changes as well as to changes in the repayment patterns of the underlying securities. If the principal payment on the underlying asset is repaid faster or slower than the holder of the mortgage-backed or asset-backed security anticipates, the price of the security may fall, especially if the holder must reinvest the repaid principal at lower rates or must continue to hold the securities when interest rates rise.
STRIPPED SECURITIES. Stripped securities are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Fund may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm.
VARIABLE AND FLOATING RATE INSTRUMENTS. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities.
COMMERCIAL PAPER. The Fund may invest in commercial paper. Commercial paper is a short-term debt obligation, with a maturity ranging generally from 2 to 270 days, issued by banks, corporations and other borrowers. These instruments are generally unsecured, which increases the credit risk associated with this type of investment.
ADJUSTABLE RATE SECURITIES. The Fund may invest in bonds or other debt instruments that pay interest at an adjustable rate. The interest rate may be adjusted daily or at specified intervals (such as monthly, quarterly or annually). Adjustments may be based on a referenced market rate (such as the London Interbank Offer Rate or “LIBOR”) for a specified term (such as one, three or twelve months). For some securities, adjustments are made by a third-party to maintain a market value close to the security’s face amount. Adjustments may be limited by caps or floors.
Some adjustable rate securities are payable upon demand, which should reduce the volatility of their market values. The right to demand payment may be exercisable after a specified notice period (such as seven or thirty days) and only at specified intervals (such as at the end of a calendar month or quarter).
So long as the Adviser expects an adjustable rate security’s market value to approximate its face value after each interest rate adjustment, the Adviser may rely on the interest rate when calculating the Fund’s dollar-weighted average maturity or duration. The market value of an adjustable rate security may nevertheless decline, due to changes in market conditions or the financial condition of the issuer and the effects of caps or floors on interest rate adjustments.
WHEN-ISSUED TRANSACTIONS. The Fund may invest in securities prior to their date of issuance. These securities may fall in value from the time they are purchased to the time they are actually issued, which may be any time from a few days to over a year. The Fund will not invest more than 25% of its net assets in when-issued securities.
FORWARD COMMITMENTS. The Fund may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the Fund’s ability to manage its investment portfolio, maintain a stable net asset value and honor redemption requests. When effecting such transactions, cash or liquid high-quality debt obligations held by the Fund of a dollar amount sufficient to make payment for the Fund securities to be purchased will be segregated on the Fund’s records at the trade date and will be maintained until the transaction is settled. The failure of the other party to the transaction to complete the transaction may cause the Fund to miss an advantageous price or yield. The Fund bears the risk of price fluctuations during the period between the trade and settlement dates.
BANK INSTRUMENTS. The Fund may invest in bank instruments to achieve its investment objective. These instruments include, but are not limited to, certificates of deposit, bankers’ acceptances and time deposits.
VARIABLE AMOUNT MASTER DEMAND NOTES. The Fund may invest in variable amount master demand notes, which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed upon formula.
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ZERO COUPON SECURITIES. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value, (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.
Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.
EURODOLLAR CERTIFICATES OF DEPOSIT (“ECDs”), EURODOLLAR TIME DEPOSITS (“ETDs”) AND YANKEE CERTIFICATES OF DEPOSIT (“YCDs”). ECDs and ETDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks.
Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.
OTHER INVESTMENT COMPANIES. The Fund may invest in securities of other investment companies, including shares of closed-end investment companies, unit investment trusts, open-end investment companies and exchange-traded funds, which represent interests in professionally managed portfolios that may invest in any type of instrument. Investing in other investment companies involves substantially the same risks as investing directly in the underlying instruments, but may involve additional expenses at the investment company-level, such as portfolio management fees and operating expenses which would result in the Fund paying its proportionate share. Certain types of investment companies, such as closed-end investment companies, issue a fixed number of shares that trade on a stock exchange or over-the-counter at a premium or a discount to their net asset value. Others are continuously offered at net asset value, but may also be traded in the secondary market. The extent to which the Fund can invest in other investment companies is limited by federal securities laws.
RISK FACTORS
You could lose money by investing in the Fund. In addition, the Fund is subject to the following principal investment risks.
Credit Risk. Credit risk is the risk that an issuer of a bond to which the Fund is exposed may no longer be able to pay its debt. As a result of such an event, the bond may decline in price and affect the value of the Fund.
Mortgage-Related and Other Asset-Backed Securities Risk. The value of mortgage-related and asset-backed securities will be influenced by the factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset value, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid.
Prepayment Risk. Mortgage-backed and asset-backed securities are sensitive to changes in the repayment patterns of the underlying securities, including the conversion, prepayment or redemption of the investments. If the principal payment on the underlying asset is repaid faster than the holder of the mortgage-backed or asset-backed security anticipates, the price of the security may fall, especially if the holder must reinvest the repaid principal at lower rates. When people start prepaying the principal on the collateral underlying a collateralized mortgage obligation (“CMOs”) (such as mortgages underlying a CMO), for example, some classes may retire substantially earlier than the stated maturity or final distribution dates.
Interest Rate Risk. Interest rate risk is the risk that bond prices decline in value when interest rates rise for bonds that pay a fixed rate of interest. Bonds with longer durations or maturities tend to be more sensitive to changes in interest rates than bonds with shorter durations or maturities. In addition, both mortgage-backed and asset-backed securities are sensitive to changes in the repayment patterns of the underlying security. If the principal payment on the underlying asset is repaid faster or slower than the holder of the asset-backed or mortgage-backed security anticipates, the price of the security may fall, particularly if the holder must reinvest the repaid principal at lower rates or must continue to hold the security when interest rates rise. This effect may
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cause the value of the Fund to decline and reduce the overall return of the Fund. Changes by the Federal Reserve to monetary policies could affect interest rates and the value of some securities.
Government Securities Risk. The Fund may invest in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities (such as Federal Home Loan Bank, Ginnie Mae, Fannie Mae or Freddie Mac securities). Securities issued or guaranteed by Federal Home Loans Banks, Ginnie Mae, Fannie Mae or Freddie Mac are not issued directly by the U.S. government. Ginnie Mae is a wholly owned U.S. corporation that is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest of its securities. By contrast, securities issued or guaranteed by U.S. government-related organizations such as Federal Home Loan Banks, Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government. No assurance can be given that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law. In addition, the value of U.S. government securities may be affected by changes in the credit rating of the U.S. government.
Redemption and Share Ownership Risk. The Fund may need to sell portfolio securities to meet redemption requests. The Fund could experience a loss when selling portfolio securities to meet redemption requests if there is (i) significant redemption activity by shareholders, including, for example, when a single investor or few large investors make a significant redemption of Fund shares, (ii) a disruption in the normal operation of the markets in which the Fund buys and sells portfolio securities or (iii) the inability of the Fund to sell portfolio securities because such securities are illiquid. In such events, the Fund could be forced to sell securities at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders. A majority of the Fund’s shares may be held by other mutual funds advised by the Adviser and its affiliates. It also is possible that some or all of these other mutual funds will decide to purchase or redeem shares of the Fund simultaneously or within a short period of time of one another in order to execute their asset allocation strategies. Accordingly, there is a risk that the share trading activities of these shareholders could disrupt the Fund’s investment strategies which could have adverse consequences for the Fund and other shareholders (e.g., by requiring the Fund to sell investments at inopportune times or causing the Fund to maintain larger-than-expected cash positions pending acquisition of investments).
Investment Adviser Risk. The Fund is actively managed and the success of its investment strategy depends significantly on the skills of the adviser(s) in assessing the potential of the investments in which the Fund invests. This assessment of investments may prove incorrect, resulting in losses or poor performance, even in rising markets.
The shares of the Fund have not been registered under the 1933 Act, and, because they will be offered only to a limited number of qualified investors, it is anticipated that they will be exempt from those registration provisions. Shares of the Fund may not be transferred or resold without registration under the 1933 Act or pursuant to an exemption from such registration. However, shares of the Fund may be redeemed in accordance with the terms of the Trust’s Declaration of Trust and the offering materials provided to shareholders.
DISCLOSURE OF PORTFOLIO HOLDINGS
A description of the Fund’s policies and procedures with respect to the disclosure of its portfolio securities is available in the SAI for the Trust.
ITEM 10.	MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE
THE ADVISER
Thrivent Asset Mgt., 625 Fourth Avenue South, Minneapolis, Minnesota 55415, an indirect wholly owned subsidiary of Thrivent Financial for Lutherans (“Thrivent Financial”), serves as the investment adviser to the Fund. As of December 31, 2016, the Adviser and its affiliates managed approximately $106 billion in assets.
The Adviser will not receive a fee for its investment advisory services. The Fund’s annual report to shareholders will discuss the basis for the Board’s approval of the investment adviser agreement between the Trust and the Adviser.
PORTFOLIO MANAGEMENT
This section provides information about portfolio management for the Fund. The SAI for the Trust provides information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of shares of the Fund.
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William D. Stouten has served as portfolio manager of the Fund since its inception in 2016. Since 2003, he has also served as portfolio manager of Thrivent Money Market Fund, a series of TMF, Thrivent Money Market Portfolio, a series of TSF, and Thrivent Cash Management Trust. Prior to this position, he was a research analyst and trader for the Thrivent money market funds since 2001, when he joined Thrivent Financial.
CAPITAL STOCK
Shares of the Fund are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from the registration requirements of those laws. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed on any day that the New York Stock Exchange is open for business.
ITEM 11.	SHAREHOLDER INFORMATION
PRICING OF FUND SHARES
The price of the Fund’s shares is based on the Fund’s net asset value (“NAV”). The Fund generally determines its NAV once daily at the close of regular trading on the New York Stock Exchange (“NYSE”), which is normally 4:00 p.m. Eastern Time. If the NYSE has an unscheduled early close but certain other markets remain open until their regularly scheduled closing time, the NAV may be determined as of the regularly scheduled closing time of the NYSE. If the NYSE and/or certain other markets close early due to extraordinary circumstances (e.g., weather, terrorism, etc.), the NAV may be calculated as of the early close of the NYSE and/or other markets. The NAV generally will not be determined on days when, due to extraordinary circumstances, the NYSE and/or certain other markets do not open for trading. The Fund does not determine NAV on holidays observed by the NYSE or on any other day when the NYSE is closed. The NYSE is regularly closed on Saturdays and Sundays, New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
The Fund determines the NAV by dividing the total Fund assets, less all liabilities, by the total number of outstanding shares of that class. To determine the NAV, the Fund generally values its securities at current market value using readily available market prices. If market prices are not available or if the Adviser determines that they do not accurately reflect fair value for a security, the Board has authorized the Adviser to make fair valuation determinations pursuant to policies approved by the Board. Fair valuation of a particular security is an inherently subjective process, with no single standard to utilize when determining a security’s fair value. In each case where a security is fair valued, consideration is given to the facts and circumstances relevant to the particular situation. This consideration includes a review of various factors set forth in the pricing policies adopted by the Board.
Because many foreign markets close before the U.S. markets, significant events may occur between the close of the foreign market and the close of the U.S. markets, when the Fund’s assets are valued, that could have a material impact on the valuation of foreign securities (i.e., available price quotations for these securities may not necessarily reflect the occurrence of the significant event). The Fund, subject to oversight by the Board, evaluates the impact of these significant events and adjust the valuation of foreign securities to reflect the fair value as of the close of the U.S. markets to the extent that the available price quotations do not, in the Adviser‘s opinion, adequately reflect the occurrence of the significant events.
PURCHASE OF FUND SHARES
Shares of the Fund are available for purchase on days on which the NYSE is open for business. The transfer agent, Thrivent Financial Investor Services Inc. (“TFISI”), will process shareholder purchase orders accepted by the Fund. All shares are purchased at the net asset value per share of the Fund next determined after the purchase request is communicated to the Fund.
REDEMPTION OF FUND SHARES
Shares of the Fund may be redeemed on days on which the NYSE is open for business at the net asset value per share of the Fund next determined after the redemption request is communicated to the Trust and determined to be in good order. TFISI, as transfer agent, will process shareholder redemptions accepted by the Fund.
The Fund generally determines its NAV once daily at the close of regular trading on the New York Stock Exchange (“NYSE”), which is normally 4:00 p.m. Eastern Time. If the NYSE has an unscheduled early close but certain other markets remain open until their regularly scheduled closing time, the NAV may be determined as of the regularly scheduled closing time of the NYSE.
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If the NYSE and/or certain other markets close early due to extraordinary circumstances (e.g., weather, terrorism, etc.), the NAV may be calculated as of the early close of the NYSE and/or other markets. The NAV generally will not be determined on days when, due to extraordinary circumstances, the NYSE and/or certain other markets do not open for trading. The Fund does not determine NAV on holidays observed by the NYSE or on any other day when the NYSE is closed. The NYSE is regularly closed on Saturdays and Sundays, New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
Redemptions will be paid in cash unless the Adviser determines that conditions exist that make payment wholly in cash unwise or undesirable. If such a determination is made by the Adviser, the Fund may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities. There are no redemption charges.
POLICY REGARDING FREQUENT PURCHASES AND REDEMPTIONS
Because the only shareholders in the Fund are affiliates of the Trust, the Fund does not restrict the frequency of purchases and redemptions.
DIVIDENDS AND DISTRIBUTIONS
Dividends on shares of the Fund will be declared daily and distributed monthly from net investment income. Distributions from capital gains, if any, will be made at least annually. Generally, capital gain distributions will be declared and paid in December, if required for the Fund to avoid imposition of a federal excise tax. The Fund does not expect to realize any material long-term capital gains or losses.
A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.
TAX CONSEQUENCES
Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.
The Fund may purchase bonds at market discount (i.e., bonds with a purchase price less than original issue price or adjusted issue price). If such bonds are subsequently sold at a gain, then a portion of that gain equal to the amount of market discount, which should have been accrued through the sale date, will be taxable to shareholders as ordinary income.
Under federal law, the income derived from U.S. Government Securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government Securities does not receive this exempt treatment.
The redemption, exchange or other disposition of shares by a shareholder that constitutes a sale for federal income tax purposes is a taxable event and may result in capital gain or loss. Any loss incurred on the redemption or exchange of the Fund’s shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares.
Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of the Fund’s income attributable to U.S. Government Securities. The Fund is required to withhold 28% of all taxable dividends, distributions and redemption proceeds payable to any noncorporate shareholder that does not provide the Fund with its correct taxpayer identification number and certification that the shareholder is not subject to backup withholding.
The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Fund and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in the Fund with a tax adviser.
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ITEM 12.	DISTRIBUTION ARRANGEMENTS
Shares of the Fund are being offered to series of TMF and TSF. Shares of the Fund are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Fund are sold directly by the Fund without a distributor and are not subject to a sales load or redemption fee. Assets of the Fund are not subject to a Rule 12b-1 fee.
ITEM 13.	FINANCIAL HIGHLIGHTS INFORMATION
Not Applicable.
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PART B
ITEM 14.	COVER PAGE AND TABLE OF CONTENTS
Thrivent Core Short-Term Reserve Fund
SERIES OF
THRIVENT CORE FUNDS

625 FOURTH AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55415
(800) 847-4836

STATEMENT OF ADDITIONAL INFORMATION
February 28, 2017
The above-referenced mutual fund (the “Fund”) is a series of Thrivent Core Funds (the “Trust”). The Trust is a registered open-end management investment company organized as a Delaware statutory trust offering shares of beneficial interest in the investment portfolio of the Fund. Additional series may be subsequently offered by the Trust. Shares of the Fund are offered through the Fund’s prospectus (the “Prospectus”). The Trust is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
This Statement of Additional Information (the “SAI”) supplements the information contained in the Fund’s Prospectus dated February 28, 2017. The SAI is not a Prospectus and should be read in conjunction with the Fund’s Prospectus, which may be obtained by calling or writing the Fund at the number or address shown above.
The Fund’s financial statements for the fiscal year ended October 31, 2016, including the report of independent registered public accounting firm, are included in the Fund’s annual report, which was filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2016, and are incorporated into this SAI by reference. A copy of the Annual Report is available, without charge and upon request, by calling the number shown above. A copy can also be viewed on the SEC’s website (www.sec.gov).

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ITEM 15.	TRUST HISTORY
The Trust was organized as a Delaware statutory trust on March 18, 2016.
ITEM 16.	DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS
The Trust is registered as an open-end management investment company under the 1940 Act. The Trust currently consists of one series, the Fund. The Fund is diversified.
INVESTMENT POLICIES
The investment policies described below (i) reflect the current practices of the Fund, (ii) are not fundamental, and (iii) may be changed by the Board without shareholder approval. To the extent consistent with the Fund’s investment objective and other stated policies and restrictions, and unless otherwise indicated, the Fund may invest in the following instruments and may use the following investment techniques:
U.S. GOVERNMENT SECURITIES. The Fund may invest in U.S. Government securities. U.S. Government securities refer to a variety of debt securities that are issued or guaranteed by the U.S. Treasury, by various agencies of the U.S. government and by various instrumentalities that have been established or sponsored by the U.S. Government. The term also refers to repurchase agreements collateralized by such securities.
U.S. Treasury securities are backed by the full faith and credit of the U.S. Government. Other types of securities issued or guaranteed by Federal agencies and U.S. Government-sponsored instrumentalities may or may not be backed by the full faith and credit of the U.S. Government. The U.S. Government, however, does not guarantee the market price of any U.S. Government securities. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. Government.
In the case of securities not backed by the full faith and credit of the U.S. Government, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment. The investor may not be able to assert a claim against the U.S. itself in the event the agency or instrumentality does not meet its commitment.
BANK INSTRUMENTS. The Fund may invest in bank instruments as part of its investment objective. These instruments include, but are not limited to, certificates of deposit, bankers’ acceptances and time deposits. Certificates of deposit are generally short-term (i.e., less than one year), interest-bearing negotiable certificates issued by commercial banks or savings and loan associations against funds deposited in the issuing institution. A banker’s acceptance is a time draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods). A banker’s acceptance may be obtained from a domestic or foreign bank including a U.S. branch or agency of a foreign bank. The borrower is liable for payment as well as the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Most acceptances have maturities of six months or less and are traded in secondary markets prior to maturity. Time deposits are non-negotiable deposits for a fixed period of time at a stated interest rate.
U.S. branches of foreign banks are offices of foreign banks and are not separately incorporated entities. They are chartered and regulated under federal or state law. U.S. federal branches of foreign banks are chartered and regulated by the Comptroller of the Currency, while state branches and agencies are chartered and regulated by authorities of the respective state or the District of Columbia. U.S. branches of foreign banks may accept deposits and thus are eligible for FDIC insurance; however, not all such branches elect FDIC insurance. U.S. branches of foreign banks can maintain credit balances, which are funds received by the office incidental to or arising out of the exercise of their banking powers and can exercise other commercial functions, such as lending activities.
Investing in instruments issued by foreign branches of U.S. banks and U.S. branches of foreign banks may involve risks. These risks may include future unfavorable political and economic developments, possible withholding or confiscatory taxes, seizure of foreign deposits, currency controls, interest limitations and other governmental restrictions that might affect payment of principal or interest, and possible difficulties pursuing or enforcing claims against banks located outside the U.S. Additionally, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory requirements and practices comparable to U.S. issuers, and there may be less public information available about foreign banks and their branches and agencies.
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REPURCHASE AGREEMENTS. The Fund may engage in repurchase agreement transactions in pursuit of its investment objective. A repurchase agreement consists of a purchase and a simultaneous agreement to resell an investment for later delivery at an agreed upon price and rate of interest. The Fund must take possession of collateral either directly or through a third-party custodian. If the original seller of a security subject to a repurchase agreement fails to repurchase the security at the agreed upon time, the Fund could incur a loss due to a drop in the market value of the security during the time it takes the Fund to either sell the security or take action to enforce the original seller’s agreement to repurchase the security. Also, if a defaulting original seller filed for bankruptcy or became insolvent, disposition of such security might be delayed by pending court action. The Fund may only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers that are found by the Fund investment adviser, Thrivent Asset Mgt., to be creditworthy.
STRIPPED SECURITIES. The Fund may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Fund may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts (“TIGRS”) and Certificates of Accrual on Treasuries (“CATS”). The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.
VARIABLE AND FLOATING RATE INSTRUMENTS. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities.
Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Fund will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days’ notice and do not have an active trading market) that are acquired by the Fund are subject to the Fund’s percentage limitations regarding securities that are illiquid or not readily marketable. The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Fund invests and the ability of issuers to repay principal and interest.
MUNICIPAL BONDS. The Fund may invest in municipal bonds, including taxable ones, which are backed by the United States Treasury or government sponsored agency. States, local governments and municipalities issue municipal bonds to raise money for certain purposes. Municipal bonds issued to finance activities with a broad public purpose are generally exempt from federal income tax. Taxable municipal bonds are most often used to finance private development projects but can be issued whenever the municipality exhausts its allowed limits of tax-exempt bonds. As such, the interest paid to holders of such bonds is taxable as ordinary income. Many taxable municipal bonds offer yields comparable to those of other taxable bonds, such as corporate and agency bonds. Municipal bonds, whether taxable or not, may be rated investment-grade or below investment-grade and pay interest based on fixed or floating rate coupons. Maturities may range from long-term to short-term. Municipal bonds are subject to, among others, market risk, credit risk and interest rate risk.
WHEN-ISSUED TRANSACTIONS. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.
The Fund will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Fund may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on the Fund’s records. For the purpose of determining the adequacy of these securities, the segregated securities will
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be valued at market value. If the market value of such securities declines, additional cash or securities will be segregated on the Fund’s records on a daily basis so that the market value of the account will equal the amount of such commitments by the Fund. The Fund will not invest more than 25% of its net assets in when-issued securities.
Securities purchased on a when-issued basis and the securities held by the Fund are subject to changes in market value based upon the public’s perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income the Fund remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Fund’s net asset value.
When payment for when-issued securities is due, the Fund will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Fund’s payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.
ILLIQUID SECURITIES. The Fund will not invest more than 15% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements of more than seven days’ duration. The absence of a regular trading market for securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.
ZERO COUPON SECURITIES. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.
Because the Fund accrues taxable income from zero coupon securities without receiving regular interest payments in cash, the Fund may be required to sell portfolio securities in order to pay a dividend. Investing in these securities might also force the Fund to sell portfolio securities to maintain portfolio liquidity.
Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.
POLICY ON DISCLOSURE OF PORTFOLIO SECURITIES
The Trust has adopted, on behalf of the Fund, policies and procedures relating to disclosure of the Fund’s portfolio securities. The policies and procedures relating to disclosure of portfolio securities are designed to allow disclosure of portfolio holdings information where necessary to the operation of the Fund or useful to the Fund’s shareholders without compromising the integrity or performance of the Fund. Except when there are legitimate business purposes for selective disclosure and other conditions (designed to protect the Fund and its shareholders) are met, the Fund does not provide or permit others to provide information about its portfolio holdings on a selective basis.
The Fund includes portfolio holdings information as required in regulatory filings and shareholder reports, discloses portfolio holdings information as required by federal or state securities laws and may disclose portfolio holdings information in response to requests by governmental authorities. In addition, Thrivent Asset Mgt. may distribute or authorize the distribution of information about the Fund’s portfolio holdings that is not publicly available to its employees and affiliates that provide services to the Fund. Thrivent Asset Mgt. may also distribute or authorize distribution of information about the Fund’s portfolio holdings that is not publicly available to the Fund’s service providers who require access to the information in order to fulfill their contractual duties relating to the Fund, including, without limitation, the custodian, accounting system vendor, auditor, proxy voting service provider, pricing service provider, securities lending service provider, and printer. The Fund may also disclose portfolio holdings information to broker/dealers and certain other entities in order to assist the Fund with potential transactions and management of the Fund.
Information may be disclosed with any frequency and any time lag, as appropriate. Thrivent Asset Mgt. does not expect to disclose information about the Fund’s portfolio holdings that is not publicly available to the Fund’s investors or to intermediaries that distribute the Fund’s shares except to the financial printer on a monthly basis.
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Before any non-public disclosure of information about the Fund’s portfolio holdings is permitted, however, the Trust’s Chief Compliance Officer or a designated attorney in Thrivent Financial’s Asset Management Law Department must determine that the Fund has a legitimate business purpose for providing the portfolio holdings information, that the disclosure is in the best interests of the Fund’s shareholders, and that the recipient agrees or has a duty to keep the information confidential and agrees not to trade directly or indirectly based on the information or to use the information to form a specific recommendation about whether to invest in the Fund or any other security. Under no circumstances may the Fund, Thrivent Financial or their affiliates receive any consideration or compensation for disclosing the information.
In accordance with these policies and procedures, the Fund has ongoing arrangements with the following service providers to provide the Fund’s portfolio holding information:
Service Provider	Service	Frequency
Bloomberg	Trading System & Data Vendor	Daily
Deutsche Bank AG - New York Branch	Securities Lending Agent	Daily
Donnelley Financial Solutions	Printer	Quarterly
FactSet	Systems Vendor	Daily
Fidelity National Information Services, Inc.	Mutual Fund Accounting System Vendor	Daily
IHS Markit	Pricing Service	Daily
IHS Markit	Bank Debt Reconciliation Vendor	Daily
Institutional Shareholder Services	Proxy Voting & Class Action Services Vendor	Daily
Interactive Data Corp	Pricing Service	Daily
ITG Inc.	Systems Vendor	Daily
JP Morgan	Pricing Service	Daily
Lipper	Data Vendor	Monthly; one day lag
Merrill Corporation	Printer	Quarterly
Morningstar	Data Vendor	Monthly; 60 day lag
Omgeo LLC	Systems Vendor	Daily
PricewaterhouseCoopers LLP	Independent Registered Public Accounting Firm	Annually
Standard & Poor's	Pricing Service	Daily
State Street Bank	Custodian	Daily
Wolters Kluwer	Systems Vendor	Monthly; three day lag
As part of the annual review of the compliance policies and procedures of the Fund, the Chief Compliance Officer will discuss the operation and effectiveness of this policy and any changes to the policy that have been made or recommended with the Board.
INVESTMENT RESTRICTIONS
The fundamental investment restrictions for the Fund are set forth below. These fundamental investment restrictions may not be changed without the approval of a majority of the shareholders of the Fund. The Fund may not:
1.	Borrow money, except as a temporary measure for extraordinary or emergency or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to 33 1⁄3% of the current value of the Fund’s assets taken at market value, less liabilities, other than borrowings. If at any time the Fund’s borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation.
2.	Make loans to any person or firm; provided, however, that the Fund is permitted to (i) lend portfolio securities, (ii) enter into repurchase agreements, (iii) purchase all or a portion of an issue of debt securities, bank loan participation interests, bank certificates of deposit, bankers’ acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities, and (iv) participate in an interfund lending program with other registered investment companies.
3.	Engage in the business of underwriting securities issued by others, except that the Fund will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.
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4.	Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act or any exemptive order or rule issued by the SEC.
5.	Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry, except that this restriction does not apply to Government Securities (as such term is defined in the 1940 Act) and to instruments issued by domestic banks; provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers’ acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks.
6.	With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. Government, its agencies and instrumentalities), if immediately thereafter and as a result of such investment (i) the current market value of the Fund’s holdings in the securities of such issuer exceeds 5% of the value of the Fund’s assets, or (ii) the Fund owns more than 10% of the outstanding voting securities of the issuer.
7.	Purchase or sell real estate or real estate mortgage loans; provided, however, that the Fund may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.
The concentration policy of the Fund (as set forth in Investment Restriction No. 5, above) permits the Fund to invest, without limit, in bankers’ acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Fund will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks. The Fund may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Fund’s quality standards in the banking industry justify any additional risks associated with the concentration of the Fund’s assets in such industry.
The Fund is prohibited from acquiring the securities of any investment company or company relying on Section 3(c)(1) or 3(c)(7) of the 1940 Act in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act.
ITEM 17. MANAGEMENT OF THE FUND
The Board is responsible for overseeing the Adviser and other service providers who manage the Fund’s day-to-day business affairs and for exercising all powers except those reserved to the shareholders. Each Trustee also serves as:
•	Trustee of Thrivent Mutual Funds, a registered investment company consisting of 23 series;
•	Director of Thrivent Series Fund, Inc., a registered investment company consisting of 27 portfolios that serve as underlying funds for variable contracts issued by Thrivent Financial and Thrivent Life Insurance Company (“TLIC”) and investment options in the retirement plan offered by Thrivent Financial; and
•	Trustee of Thrivent Cash Management Trust, a registered investment company consisting of one Fund that serves as a cash collateral fund for a securities lending program sponsored by Thrivent Financial.
The Trust, Thrivent Mutual Funds, Thrivent Series Fund, Inc. and Thrivent Cash Management Trust are collectively referred to as the “Fund Complex.”
LEADERSHIP STRUCTURE AND OVERSIGHT RESPONSIBILITIES
Overall responsibility for oversight of the Trust and the Fund rests with the Board. The Board has engaged Thrivent Asset Mgt. to manage the Fund on a day-to-day basis. The Board is responsible for overseeing Thrivent Asset Mgt. and other service providers in the operation of the Trust in accordance with the provisions of the 1940 Act, applicable provisions of Delaware law, other applicable laws and the Trust’s organizational documents. The Board is currently composed of ten members, including eight Independent Trustees and two Interested Trustees. An “Independent Trustee” is not an “interested person” (as defined in the 1940 Act) of the Trust, while an “Interest Trustee” is. The Board conducts regular meetings four times a year. In addition, the Board holds special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have engaged independent legal counsel and an industry consultant to assist them in performance of their oversight responsibilities.
The Board has appointed an Independent Trustee to serve in the role of Chairperson. The Chairperson’s role is to preside at all meetings of the Board and to act as a liaison with service providers, officers, attorneys, and other Trustees generally between
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meetings. The Chairperson may also perform such other functions as may be delegated by the Board from time to time. Except for duties specified herein or pursuant to the Trust’s organizational documents, the designation of Chairperson does not impose on such Independent Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Board generally. The Board has established five standing committees (described in more detail below) to assist the Board in the oversight and direction of the business and affairs of the Trust, and from time to time may establish informal working groups to review and address the policies and practices of the Trust with respect to certain specified matters. The Board believes that the Board’s current leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among committees of the Trustees and the full Board in a manner that enhances effective oversight. The leadership structure of the Board may be changed at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Trust.
The Trust and the Fund are subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of Thrivent Asset Mgt. and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. Each of Thrivent Asset Mgt. and the other service providers have their own, independent interest in risk management, and their policies and methods of carrying out risk management functions will depend, in part, on their individual priorities, resources and controls.
Risk oversight forms part of the Board’s general oversight of the Trust and the Fund and is addressed as part of various Board and committee activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Trust, the Board, directly or through a committee, interacts with and reviews reports from, among others, Thrivent Asset Mgt., the Chief Compliance Officer of the Trust, the independent registered public accounting firm for the Trust, and internal auditors for Thrivent Asset Mgt., as appropriate, regarding risks faced by the Trust, and Thrivent Asset Mgt.’s risk functions.
The Audit Committee of the Board, which is composed of all Independent Trustees, oversees management of financial risks and controls. The Audit Committee serves as the channel of communication between the independent auditors of the Trust and the Board with respect to financial statements and financial reporting processes, systems of internal control, and the audit process. A representative of business risk management, which functions as the Adviser’s internal audit group, meets with the Audit Committee and provides reports to the Committee in writing and in person on an as-needed basis (but at least annually). Although the Audit Committee is responsible for overseeing the management of financial risks, the entire Board is regularly informed of these risks through Committee reports.
The Ethics and Compliance Committee of the Board, which is composed of all Independent Trustees, monitors ethical risks and oversees the legal and regulatory compliance matters of the Trust. A representative of business risk management meets with the Ethics and Compliance Committee and provides reports to the Committee in writing and in person on an as-needed basis (but at least annually). In addition, the Trust’s Anti-Money Laundering Officer meets with the Ethics and Compliance Committee and provides reports to the Committee in writing and in person on a regular basis. The Anti-Money Laundering Officer’s reports relate to privacy and anti-money laundering concerns. The Committee also meets with a representative from the Business Continuity Plan area to learn more about the program. Although the Ethics and Compliance Committee is responsible for overseeing ethical and compliance risks, the entire Board is regularly informed of these risks through Committee reports.
The Investment Committee of the Board, which is composed of all Independent Trustees, is designed to review investment policies and risks in conjunction with its review of the Fund’s performance. Although the Investment Committee is responsible for oversight of investment risks, the entire Board will be regularly informed of these risks through Committee reports.
The Contracts Committee of the Board, which is comprised of all of the Independent Trustees, assists the Board in fulfilling its duties with respect to the review and approval of contracts between the Trust and other entities, including entering into new contracts and the renewal of existing contracts. The Contracts Committee considers investment advisory, distribution, transfer agency, administrative service and custodial contracts, and such other contracts as the Board deems necessary or appropriate for the continuation of operations of the Trust.
The Governance and Nominating Committee of the Board, which is comprised of all of the Independent Trustees, assists the Board in fulfilling its duties with respect to the governance of the Trust, including recommendations regarding evaluation of the Board of Trustees, compensation of the Trustees and composition of the committees and the Board’s membership. The Governance and Nominating Committee makes recommendations regarding nominations for Trustees and will consider nominees suggested by shareholders sent to the attention of the President of the Trust.
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The Board has appointed a Chief Compliance Officer who oversees the implementation and testing of the Fund’s compliance program and reports to the Board regarding compliance matters for the Fund and its principal service providers. In addition, as part of the Board’s annual review of the Trust’s advisory and other service provider agreements, the Board considers risk management aspects of these entities’ operations and the functions for which they are responsible. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.
The Trust’s organizational documents do not set forth any specific qualifications to serve as a Trustee. The charter of the Governance and Nominating Committee also does not set forth any specific qualification. However, the Governance and Nominating Committee has adopted qualification guidelines that the Committee may take into account in considering Trustee candidates and a process for evaluating potential candidates. The qualifications that the Committee takes into consideration include, but are not limited to, a candidate’s connections to the Christian community, experience on other boards, occupation, business experience, education, knowledge regarding investment matters, diversity of experience, personal integrity and reputation and willingness to devote time to attend and prepare for Board and Committee meetings. No one factor is controlling with respect to either the group or any individual.
The Board has concluded, based on each Trustee’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of other Trustees, that each Trustee is qualified to serve on the Board. Among the attributes or skills common to all Trustees are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with each of the other Trustees, the Adviser, counsel, the Trust’s independent registered public accounting firm and other service providers, and to exercise effective and independent business judgment in the performance of their duties as Trustees. Each Trustee’s ability to perform his or her duties effectively has been attained through the Trustee’s business, consulting, public service or academic positions and through experience from service as a board member of the Trust and the other funds in the Fund Complex, another fund complex, public companies, or non-profit entities or other organizations as set forth below. Each Trustee’s ability to perform his or her duties effectively has been enhanced by his or her educational background, professional training, and/or other experiences. The following is a summary of each Trustee’s particular professional and other experience that qualifies each person to serve as a Trustee of the Trust as of the date of this SAI. Additional details regarding the background of each Trustee are included in the table below this section.
Janice B. Case. Ms. Case has served as a Trustee on the Board of the Fund Complex since 2011 and as Chair of the Governance and Nominating Committee since 2012. She has nearly 40 years of experience in the electric utilities industry, including ten years as an executive officer of a Florida-based electric utility and holding company. Since leaving full-time corporate employment, Ms. Case gained mutual fund industry experience as a former director on the board of another fund complex. While a director on that board, she served on board committees, including as chair of the compensation and proxy voting committees, and as a member of the governance/nominating, contract review and audit committees. Ms. Case has also served as a director on several public corporate and non-profit boards.
Robert J. Chersi. Mr. Chersi has served as a Trustee on the Board of the Fund Complex and as Chair of the Audit Committee since 2017. He also has been determined by the Board to be an Audit Committee financial expert. Mr. Chersi has over 30 years of experience in the financial services industry, including four years as the former Chief Financial Officer of Fidelity Investments Financial Services where he led the finance, compliance, risk management, business consulting and strategic new business development functional organizations. He has also been a certified public accountant and a FINRA Series 27 license holder. Mr. Chersi is currently the Executive Director of the Center for Global Governance, Reporting and Regulation of the Lubin School of Business at Pace University. Through his extensive experience, Mr. Chersi has gained deep knowledge of corporate governance, financial reporting and regulatory compliance practices.
Richard A. Hauser. Mr. Hauser has served as a Trustee on the Board of the Fund Complex since 2004, as Chair of the Board since 2012 and as Chair of the Ethics and Compliance Committee from 2005 through 2011. He is a licensed attorney and was formerly Vice President and Assistant General Counsel for a large publicly traded aerospace company. Mr. Hauser was formerly a partner in a large national law firm and has held senior positions in government, including as deputy White House counsel to President Ronald Reagan and as general counsel for the U.S. Department of Housing and Urban Development. He has experience as a director as a former board member and chairman of The Luther Institute and the Pennsylvania Avenue Development Corporation and a former director on the board of Lutheran Brotherhood, the Washington Hospital Center and a public healthcare-related company.
Marc S. Joseph. Mr. Joseph has served as a Trustee on the Board of the Fund Complex since 2011 and as Chair of the Ethics and Compliance Committee since 2012. He has more than 20 years of experience in the investment industry, including over five years as a portfolio manager for mutual funds and institutional accounts and three years as a chief investment officer. Mr. Joseph is the co-founder of a consulting and advisory firm registered with the Financial Conduct Authority, the regulator of financial service
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providers in the United Kingdom. As the founder and Managing Director of another private investing and consulting company, he has provided services as a mediator or arbitrator for cases involving disputes with broker-dealers.
Paul R. Laubscher. Mr. Laubscher has served as a Trustee on the Board of the Fund Complex since 2009 and as Chair of the Investment Committee since 2010. He is a holder of the Chartered Financial Analyst designation and has over 25 years of experience as a portfolio manager. Mr. Laubscher has served as a senior investment manager of the retirement fund of a large public technology company since 1997.
James A. Nussle. Mr. Nussle has served as a Trustee on the Board of the Fund Complex since 2011. He has more than 20 years of public service experience, including serving as a Representative from Iowa in the House of Representatives from 1991 through 2007 and as Director of the U.S. Office of Management and Budget. Mr. Nussle is a founding member, president and chief executive officer of the Nussle Group, a public affairs media and strategic consulting firm, and he also serves as an executive officer of a trade association of credit unions. Mr. Nussle has gained experience as a director on the advisory board of a private equity firm and on the board of several non-profit organizations.
Verne O. Sedlacek. Mr. Sedlacek has served as a Trustee on the Board of the Fund Complex since 2017. Mr. Sedlacek has over 35 years of experience in the financial services industry, including eleven years as the former chief executive officer of the Commonfund, an institutional investment firm that provides solutions for strategic investors within the nonprofit and pension investment communities. He has experience as a member on the board of several not-for-profit and for-profit boards, including the Chicago Mercantile Exchange. He also was a certified public accountant.
Constance L. Souders. Ms. Souders has served as a Trustee on the Board of the Fund Complex since 2007 and as Chair of the Contracts Committee since 2010. She also serves as the Audit Committee financial expert. Ms. Souders has over 20 years of experience in the mutual fund industry, including eight years as the former Treasurer of a mutual fund complex and registered investment adviser and the Financial and Operations General Securities Principal of a mutual fund distributor.
Russell W. Swansen. Mr. Swansen has served as a Trustee on the Board of the Fund Complex since 2009. He has over 25 years of experience as a portfolio manager and has served as a Senior Vice President and Chief Investment Officer of Thrivent Financial since 2003. Mr. Swansen has executive and business experience as a former managing director of an investment bank and as a former president of another registered investment adviser. He has gained experience as a director on the board of several companies (both public and private) and a non-profit organization that supports medical research for the treatment and cure of childhood cancers. Mr. Swansen was formerly a director on the board of a mining equipment manufacturer and has been a board member of several private companies.
David S. Royal. Mr. Royal has 18 years of experience advising and working for mutual fund complexes. He is currently the President of the Fund Complex and has served as a Trustee on the Board of the Fund complex since 2015. Prior to his current position, Mr. Royal was Deputy General Counsel for Thrivent Financial and the Secretary and Chief Legal Officer of the Fund Complex. Before joining Thrivent Financial, Mr. Royal was a partner at an international law firm based in Chicago. Mr. Royal teaches a course at a law school about the investment management industry. He also serves on the board of directors of a non-profit organization and is currently the Vice Chair.
The following tables provide additional information about the Trustees and officers of the Trust.
Interested Trustees (1)
Name, Address and Year of Birth	Position with Trust and Length of Service (2)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During Past 5 Years	Other Directorships Held Currently and within Past Five Years
Russell W. Swansen 625 Fourth Avenue South Minneapolis, MN (1957)	Chief Investment Officer since 2015; Trustee since 2009	52	Senior Vice President, Chief Investment Officer, Thrivent Financial since 2003	Currently, Director of Twin Bridge Capital Partners, Invenshure LLC, Children’s Cancer Research Fund, and Intellectual Takeout.
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Name, Address and Year of Birth	Position with Trust and Length of Service (2)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During Past 5 Years	Other Directorships Held Currently and within Past Five Years
David S. Royal 625 Fourth Avenue South Minneapolis, MN (1971)	President since 2015; Trustee since 2015	52	President, Thrivent Mutual Funds, Thrivent Financial since 2015, Vice President and Deputy General Counsel from 2006 to 2015.	Currently, Fairview Hospital Foundation
Independent Trustees (3)
Name, Address and Year of Birth	Position with Trust and Length of Service (2)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and within Past Five Years
Janice B. Case 625 Fourth Avenue South Minneapolis, MN (1952)	Trustee since 2011	52	Retired.	Independent Trustee of North American Electric Reliability Corporation (the electric reliability organization (“ERD”) for North America) since 2008
Robert J. Chersi 625 Fourth Avenue South Minneapolis, MN (1961)	Trustee since 2017	52	Founder of Chersi Services LLC (consulting firm) since 2012; Executive Director of Center for Global Governance, Reporting & Regulation and Adjunct Professor of Finance and Economics at Pace University since 2013; Helpful Executive in Research (counseling) in the Department of Accounting & Information Systems at Rutgers University since 2013; Chief Financial Officer of Fidelity Investments Financial Services from 2008 to 2012.	Director and Chairman of the Audit Committee of Old Mutual Asset Management PLC since 2016; Advisory Board member of the Pace University Lubin School of Business; Trustee of Fidelity Investments Financial Services’ Political Action Committee
Richard A. Hauser 625 Fourth Avenue South Minneapolis, MN (1943)	Trustee since 2004	52	Retired; Vice President and Assistant General Counsel, The Boeing Company 2007 to 2016.	None
Marc S. Joseph 625 Fourth Avenue South Minneapolis, MN (1960)	Trustee since 2011	52	Managing Director of Granite Ridge LLP (consulting and advisory firm) since 2009; Managing Director of Triangle Crest (private investing and consulting firm) since 2004.	None
Paul R. Laubscher 625 Fourth Avenue South Minneapolis, MN (1956)	Trustee since 2009	52	Portfolio Manager for U.S. private real estate portfolios of IBM Retirement Funds.	None
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Name, Address and Year of Birth	Position with Trust and Length of Service (2)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and within Past Five Years
James A. Nussle 625 Fourth Avenue South Minneapolis, MN (1960)	Trustee since 2011	52	President and Chief Executive Officer of Credit Union National Association since September 2014; President and Chief Operating Officer of Growth Energy (trade association) from 2010 through August 2014; Advisory Board member of AVISTA Capital Partners (private equity firm) 2010 to 2015; CEO of The Nussle Group LLC (consulting firm) since 2009.	Advisory Board member of AVISTA Capital Partners and Director of Portfolio Recovery Associates (PRAA) from 2010 to 2015
Verne O. Sedlacek 625 Fourth Avenue South Minneapolis, MN (1954)	Trustee since 2017	52	Chief Executive Officer of E&F Advisors LLC (consulting) since 2015; President & Chief Executive Officer of the Commonfund from 2003 to 2015.	Director of Association of Governing Boards of Universities and Colleges since 2007; Trustee of Valparaiso University since 2015; Trustee of Museum of American Finance since 2015; Chairman of the Board of Directors of AGB Institutional Strategies since 2016
Constance L. Souders 625 Fourth Avenue South Minneapolis, MN (1950)	Trustee since 2007	52	Retired.	None
Officers
Name, Address and Year of Birth	Position with Trust and Length of Service (2)	Principal Occupation During the Past 5 Years
David S. Royal 625 Fourth Avenue South Minneapolis, MN (1971)	President since 2015; Trustee since 2015	Vice President, Mutual Funds, Thrivent Financial since 2015; Vice President and Deputy General Counsel from 2006 to 2015
Russell W. Swansen 625 Fourth Avenue South Minneapolis, MN (1957)	Chief Investment Officer since 2015; Trustee since 2009	Senior Vice President and Chief Investment Officer, Thrivent Financial since 2003
Gerard V. Vaillancourt 625 Fourth Avenue South Minneapolis, MN (1967)	Treasurer and Principal Accounting Officer since 2005	Vice President, Mutual Fund Accounting since 2006
Michael W. Kremenak 625 Fourth Avenue South Minneapolis, MN (1978)	Secretary and Chief Legal Officer since 2015	Vice President, Thrivent Financial since 2015; Senior Counsel, Thrivent Financial from 2013 to 2015; Vice President and Assistant General Counsel at Nuveen Investments from 2011 to 2013
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Name, Address and Year of Birth	Position with Trust and Length of Service (2)	Principal Occupation During the Past 5 Years
Ted S. Dryden 625 Fourth Avenue South Minneapolis, MN (1965)	Chief Compliance Officer since 2010	Investment Company and Investment Adviser Chief Compliance Officer, Thrivent Financial since December 2010
Janice M. Guimond 625 Fourth Avenue South Minneapolis, MN (1964)	Vice President since 2005	Vice President, Investment Operations, Thrivent Financial since 2004
Kathleen M. Koelling 4321 North Ballard Road Appleton, WI (1977)	Privacy and Identity Theft and Anti-Money Laundering Officer since 2011	Privacy and Identity Theft and Anti-Money Laundering Officer, Thrivent Financial since 2011; Vice President, Managing Counsel, Thrivent Financial since 2016; Senior Counsel, Thrivent Financial 2002 to 2016
Mark D. Anema 625 Fourth Avenue South Minneapolis, MN (1961)	Vice President since 2012	Vice President, New Product Management and Development, Thrivent Financial since 2007
Kathryn A. Stelter 625 Fourth Avenue South Minneapolis, MN (1962)	Vice President since 2015	Director, Mutual Fund Operations, Thrivent Financial since 2014; Director, Mutual Fund Operations at Hartford Funds from 2006 to 2014
James M. Odland 625 Fourth Avenue South Minneapolis, MN (1955)	Assistant Secretary since 2006	Vice President, Managing Counsel, Thrivent Financial since 2005
Sarah L. Bergstrom 625 Fourth Avenue South Minneapolis, MN (1977)	Assistant Treasurer since 2007	Director, Fund Accounting Administration, Thrivent Financial since 2007
Troy A. Beaver 625 Fourth Avenue South Minneapolis, MN (1967)	Vice President since 2016	Vice President, Mutual Fund Distribution & Sales, Thrivent Financial, since 2015; Vice President, Marketing, American Century Investments from 2006 to 2015
Jill M. Forte 625 Fourth Avenue South Minneapolis, MN (1974)	Assistant Secretary since 2016	Counsel, Thrivent Financial since 2015; Associate Counsel, Ameriprise Financial, Inc. from 2013 to 2015; Manager – Legal Affairs, Ameriprise Financial, Inc. from 2010 to 2015

(1)	“Interested person” of the Trust as defined in the 1940 Act by virtue of a position with Thrivent Financial. Mr. Swansen and Mr. Royal are each considered an interested person because of their principal occupation with Thrivent Financial.
(2)	Each Trustee generally serves an indefinite term until her or his successor is duly elected and qualified. Officers generally serve at the discretion of the board until their successors are duly appointed and qualified.
(3)	The Trustees, other than Mr. Swansen and Mr. Royal, are not “interested persons” of the Trust and are referred to as “Independent Trustees.”
Committees of the Board of Trustees
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Committee	Members (1)	Function	Meetings Held During Last Fiscal Year
Audit	Janice B. Case Robert J. Chersi Richard A. Hauser Marc S. Joseph Paul R. Laubscher James A. Nussle Verne O. Sedlacek Constance L. Souders	The 1940 Act requires that the Trust’s independent auditors be selected by a majority of those Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust. The Audit Committee is responsible for recommending the engagement or retention of the Trust’s independent accountants, reviewing with the independent accountants the plan and the results of the auditing engagement, approving professional services, including permitted non-audit services, provided by the independent accountants prior to the performance of such services, considering the range of audit and non-audit fees, reviewing the independence of the independent accountants, reviewing the scope and results of procedures of internal auditing, and reviewing the system of internal accounting control.	3
Contracts	Janice B. Case Robert J. Chersi Richard A. Hauser Marc S. Joseph Paul R. Laubscher James A. Nussle Verne O. Sedlacek Constance L. Souders	The Contracts Committee assists the Board in fulfilling its duties with respect to the review and approval of contracts between the Trust and other entities, including entering into new contracts and the renewal of existing contracts. The Contracts Committee considers investment advisory, distribution, transfer agency, administrative service and custodial contracts, and such other contracts as the Board deems necessary or appropriate for the continuation of operations of the Fund.	4
Ethics and Compliance	Janice B. Case Robert J. Chersi Richard A. Hauser Marc S. Joseph Paul R. Laubscher James A. Nussle Verne O. Sedlacek Constance L. Souders	The function of the Ethics and Compliance Committee is to monitor the ethics of the Adviser and oversee the legal and regulatory compliance matters of the Funds.	2
Governance and Nominating	Janice B. Case Robert J. Chersi Richard A. Hauser Marc S. Joseph Paul R. Laubscher James A. Nussle Verne O. Sedlacek Constance L. Souders	The Governance and Nominating Committee of the Board assists the Board in fulfilling its duties with respect to the governance of the Trust, including recommendations regarding evaluation of the Board of Trustees, compensation of the Trustees and composition of the committees and the Board’s membership. The Governance and Nominating Committee makes recommendations regarding nominations for Trustees and will consider nominees suggested by shareholders sent to the attention of the President of the Trust.	2
Investments	Janice B. Case Robert J. Chersi Richard A. Hauser Marc S. Joseph Paul R. Laubscher James A. Nussle Verne O. Sedlacek Constance L. Souders	The Investment Committee assists the Board in its oversight of the investment performance of the Funds; the Fund’s consistency with its investment objective and style; and management’s selection of any applicable benchmarks, peer groups and other performance measures for the Fund. In addition, the Committee assists the Board in its review of investment-related aspects of management’s proposals such as any new series of the Trust or reorganizations of the Trust or any of its series.	2

(1)	The Independent Trustees serve as members of each Committee.
BENEFICIAL INTEREST IN THE TRUST BY TRUSTEES
The following table provides information, as of December 31, 2016 regarding the dollar range of beneficial ownership by each Trustee of the Trust. The dollar range shown in the third column reflects the aggregate amount of each Trustee’s beneficial ownership in all registered investment companies, not including ownership through deferred compensation, within the investment company complex that are overseen by the Trustee. In addition, the last column sets forth the dollar range of each Trustee’s
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deferred compensation, which is effectively invested in Thrivent Mutual Funds, the allocation of which is determined by the individual Trustee. For more information on the deferred compensation plan and for the aggregate amount of each Trustee’s deferred compensation, see “Compensation of Trustees” below.
Independent Trustees
Name of Trustee	Dollar Range of Beneficial Ownership in the Trust	Aggregate Dollar Range of Beneficial Ownership in All Registered Investment Companies Overseen by the Trustee in the Investment Company Complex	Dollar Range Through Deferred Compensation
Janice B. Case	None	Over $100,000	None
Robert J. Chersi	None	None	None
Richard A. Hauser	None	Over $100,000	Over $100,000
Marc S. Joseph	None	$10,001 - $50,000	Over $100,000
Paul R. Laubscher.	None	$1-$10,000	Over $100,000
James A. Nussle	None	Over $100,000	None
Verne O. Sedlacek	None	None	None
Constance L. Souders	None	None	Over $100,000
COMPENSATION OF TRUSTEES
The Trust makes no payments to any of its officers for services performed for the Trust. The Independent Trustees are paid an annual base compensation of $150,000 to serve on the Boards of the Fund Complex. Each Trustee also receives $5,000 for each in-person meeting attended. The Board Chair is compensated an additional $70,000 per year; the Chair of the Contracts Committee, who also serves as the Audit Committee Financial Expert, is compensated an additional $40,000 per year; the Chair of the Audit Committee, the Chair of the Investments Committee, the Chair of the Governance and Nominating Committee and the Chair of the Ethics and Compliance Committee are each compensated an additional $20,000 per year. Independent Trustees are reimbursed by the Trust for any expenses they may incur by reason of attending Board meetings or in connection with other services they may perform in connection with their duties as Trustees of the Trust. The Trustees receive no pension or retirement benefits in connection with their service to the Trust.
The following table provides the amounts of compensation paid to the Trustees either directly or in the form of payments made into a deferred compensation plan for the fiscal year ended October 31, 2016:
Name, Position	Aggregate Compensation from Trust for Fiscal Year Ending October 31, 2016	Total Compensation Paid by the Fund Complex for Fiscal Year Ending October 31, 2016
Janice B. Case	$475	$190,000
Trustee
Richard L. Gady (1) (2)	$425	$170,000
Trustee
Richard A. Hauser (1)	$600	$240,000
Trustee
Marc S. Joseph (1)	$475	$190,000
Trustee
Paul R. Laubscher (1)	$475	$190,000
Trustee
James A. Nussle	$425	$170,000
Trustee
Douglas D. Sims (1) (2)	$475	$190,000
Trustee
Constance L. Souders (1)	$525	$210,000
Trustee

(1)	The Trust has adopted a deferred compensation plan for the benefit of the disinterested Trustees of the Trust who wish to defer receipt of a percentage of eligible compensation which they otherwise are entitled to receive from the Trust. Compensation deferred is effectively invested in Thrivent Mutual Funds, the allocation of which is determined by the
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individual Trustee. As of October 31, 2016, the total amount of deferred compensation payable to Mr. Gady was $1,389,574; the total amount of deferred compensation payable to Mr. Hauser was $1,375,826; the total amount of deferred compensation payable to Mr. Laubscher was $200,808; the total amount of deferred compensation payable to Mr. Sims was $1,915,394; the total amount of deferred compensation payable to Ms. Souders was $198,597; and the total amount of deferred compensation payable to Mr. Joseph was $370,210.
(2)	Mr. Gady and Mr. Sims retired from the Board as of December 31, 2016.
CODE OF ETHICS
The Trust and Thrivent Asset Mgt. have each adopted a code of ethics pursuant to the requirements of the 1940 Act. Under the Codes of Ethics, personnel are only permitted to engage in personal securities transactions in accordance with certain conditions relating to such person’s position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly and broker confirmations of such transactions must be provided for review.
PROXY VOTING POLICIES
The Trust has adopted the proxy voting policies of Thrivent Asset Mgt. Those policies are included in Appendix B.
ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
CONTROLLING SHAREHOLDERS
The shareholders of the Trust are affiliates of the Trust, which is managed by Thrivent Asset Mgt. The shareholders include other mutual funds advised by Thrivent Asset Mgt. or affiliates of Thrivent Financial. As of December 31, 2016, the following Thrivent sponsored mutual funds owned 5% or more of the Trust’s outstanding shares: Thrivent Moderate Allocation Portfolio owned 27.70%, Thrivent Moderately Conservative Allocation Portfolio owned 20.20%, Thrivent Moderately Aggressive Allocation Portfolio owned 12.78%, Thrivent Moderate Allocation Fund owned 6.03% and Thrivent Aggressive Allocation Fund owned 5.25%.
PRINCIPAL SHAREHOLDERS
As of February 28, 2017 the Trust’s officers and Trustees owned less than 1% of the shares of the Trust.
ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES
SERVICE PROVIDERS
Most of the Fund’s necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Fund are:
Investment Adviser:	Thrivent Asset Mgt.
Administrator:	Thrivent Asset Mgt.
Custodian:	State Street Bank and Trust Company (“State Street”)
Transfer Agent:	Thrivent Financial Investor Services Inc.
Independent Registered Public Accounting Firm:	PricewaterhouseCoopers LLP
ADVISER
Thrivent Asset Mgt. serves as the investment adviser to the Fund pursuant to an Advisory Agreement dated as of May 2, 2016 (“Advisory Agreement”), by and between the Adviser and the Trust. Thrivent Asset Mgt. is an indirect wholly owned subsidiary of Thrivent Financial. The Adviser’s mailing address is 625 Fourth Avenue South, Minneapolis, Minnesota 55415. The following officers of Thrivent Asset Mgt. are affiliated with the Trust:
Affiliated Person	Position with Trust	Position with Thrivent Asset Mgt.
Russell W. Swansen	Chief Investment Officer and Trustee	Elected Manager and President
David S. Royal	President and Trustee	Vice President
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
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Affiliated Person	Position with Trust	Position with Thrivent Asset Mgt.
Kathleen M. Koelling	Anti-Money Laundering Officer	Privacy and Anti-Money Laundering Officer
Gerard V. Vaillancourt	Treasurer and Principal Accounting Officer	Vice President, Chief Financial Officer and Treasurer
Janice M. Guimond	Vice President	Elected Manager, Vice President and Chief Operating Officer
Michael W. Kremenak	Secretary and Chief Legal Officer	Assistant Secretary
Under the Advisory Agreement, the Adviser directs the Fund’s investments in accordance with its investment objective, policies and limitations. For these services, as stated in the Prospectus, the Fund does not pay a fee to the Adviser.
The Advisory Agreement was approved by the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust, as such term is defined in Section 2(a) (19) of the 1940 Act (“Independent Trustees”), and, after an initial term of two years, will continue in effect from year to year provided that the Advisory Agreement is approved by the Trustees, including a majority of the Independent Trustees on an annual basis. The Advisory Agreement may be terminated without penalty by the Adviser upon 60 days’ written notice, or by the Trust on behalf of the Fund upon 60 days’ written notice, and will terminate automatically upon its assignment.
ADMINISTRATOR
Thrivent Asset Mgt. (the “Administrator”) serves as the administrator of the Fund pursuant to an Administration Contract dated as of May 2, 2016 (“Administration Contract”) by and between Thrivent Asset Mgt. and the Trust. Under the Administration Contract, the Administrator will, among other things, (i) provide the Fund with administrative and clerical services, including the maintenance of the Fund’s books and records (ii) arrange the periodic updating of the Trust’s Registration Statement and offering materials, and (iii) provide proxy materials and reports to Fund shareholders and the SEC.
The Administrator also provides certain accounting and pricing services to the Trust. These services include calculating the Trust’s daily net asset value per share; maintaining original entry documents and books of record and general ledgers; posting cash receipts and disbursements; reconciling bank account balances monthly; recording purchases and sales; and preparing monthly and annual summaries to assist in the preparation of financial statements of, and regulatory reports for, the Trust. For these services, the Fund paid the Administrator $45,000 for the fiscal year ending October 31, 2016. The Fund commenced operations on or around May 4, 2016; as such, the Trust’s fiscal year ended October 31, 2016 was its first fiscal year.
The Administration Contract was approved initially for a one-year term by the Trustees and continues in effect from year to year upon annual approval of a majority of the Trustees, including a majority of the Independent Trustees. Either the Administrator or the Trust may terminate the Administration Contract upon providing 60 days prior written notice to the other party.
CUSTODIAN
State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the custodian for the Trust.
TRANSFER AGENT
Thrivent Financial Investor Services Inc., 625 Fourth Avenue South, Minneapolis, Minnesota 55415 serves as the transfer agent for the Trust.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP, 45 South Seventh Street, Suite 3400, Minneapolis, Minnesota 55402, serves as the Trust’s independent registered public accounting firm providing professional services including audits of the Trust’s annual financial statements, assistance and consultation in connection with SEC filings, and review of the annual income tax returns filed on behalf of the Trust.
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ITEM 20.	PORTFOLIO MANAGERS
THRIVENT ASSET MGT. PORTFOLIO MANAGER(S)
Other Accounts Managed by the Thrivent Asset Mgt. Portfolio Manager(s)
The following table provides information relating to other accounts managed by the Thrivent Asset Mgt. portfolio manager(s) as of October 31, 2016:
	Other Registered Investment Companies		Other Accounts
Portfolio Manager	# of Accounts Managed	Assets Managed	# of Accounts Managed	Assets Managed
William D. Stouten	3	$1,273,654,648	3	$2,867,932,574
The Thrivent Asset Mgt. portfolio manager of the Fund does not manage assets in pooled investment vehicles, and none of the accounts identified above have an investment advisory fee that is based on the performance of the account.
COMPENSATION
Each portfolio manager of Thrivent Asset Mgt. is compensated by an annual base salary and an annual bonus, in addition to the various benefits that are available to all employees of Thrivent Asset Mgt. or its affiliate Thrivent Financial. The annual base salary for each portfolio manager is a fixed amount that is determined annually according to the level of responsibility and performance. The annual bonus provides for a variable payment that is attributable to the relative pre-tax performance of the portfolio or portfolios assigned to the individual measured for one- and three year periods (to the extent the portfolio manager has been the portfolio manager for the portfolio(s) during such time period) against the median performance of other funds in the same peer groups, as classified by Lipper, Inc., or an index constructed with comparable criteria. Some portfolio managers also participate in Thrivent Financial’s long-term incentive plan, which provides for an additional variable payment based on the extent to which Thrivent Financial met corporate goals related to the value of new business during the previous three-year period.
CONFLICTS OF INTEREST
Portfolio managers at Thrivent Asset Mgt. typically manage multiple accounts. These accounts may include, among others, mutual funds, proprietary accounts and separate accounts (assets managed on behalf of pension funds, foundations and other investment accounts). The management of multiple funds and accounts may give rise to potential conflicts of interest if the funds and accounts have different objectives, benchmarks, time horizons, and fees. In addition, the side-by-side management of these funds and accounts may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades. Thrivent Asset Mgt. seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner. To this end, Thrivent Asset Mgt. has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.
OWNERSHIP IN THE FUND(S)
The following table provides information, as of October 31, 2016 on the dollar range of beneficial ownership by each portfolio manager for the Fund he or she manages:
Portfolio Manager	Fund	Fund Ownership
William D. Stouten	Thrivent Core Short-Term Reserve Fund	$0
ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES
All portfolio transactions are placed on behalf of the Fund by the Adviser. There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments. Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down. The Fund did not pay any underwriting commissions during the fiscal year ending October 31, 2016.
Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser. The Advisory Agreement provides that in executing portfolio transactions and selecting brokers or dealers, the Adviser shall use its best efforts to seek, on behalf of the Fund, the best overall terms available. Ordinarily, securities
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will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.
The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction. In evaluating the best overall terms available, the Adviser may consider the “brokerage and research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or the Adviser (or its affiliates). The Adviser is authorized to cause the Fund to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. Certain services received by the Adviser attributable to the portfolio transactions of the Fund may benefit one or more other accounts for which the Adviser or its affiliate exercises investment discretion. The Adviser does not charge a fee to the Fund for serving as the Fund’s investment adviser, so there is no advisory fee impact of the Adviser’s receipt of such brokerage and research services.
The Fund held securities of its “regular broker or dealers,” as that term is defined in Rule 10b-1 under the 1940 Act, as of October 31,2016 as follows:
Regular Broker or Dealer (or Parent)	Aggregate Holdings
Bank of America Corporation	$14,207,565
Citigroup, Inc.	$9,003,069
Mizuho Financial Group, Inc.	$33,073,261
Wells Fargo & Company	$99,632,385
ITEM 22.	CAPITAL STOCK AND OTHER SECURITIES
Under its Declaration of Trust, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value (if any) as the Trustees may determine from time to time, which may be divided into one or more series or classes of shares. Each share of any series shall represent an equal proportionate share in the assets of that series with each other share in that series. The Trustees may authorize the creation of additional series of shares and additional classes of shares within any series, subject to the terms of the Declaration of Trust. The Trustees have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each series and class of shares. As of the date of the SAI, the Trust is comprised of a single portfolio series with a single class of shares. Holders of such shares are entitled to receive dividends declared by the Trustees, and receive the assets of the Fund in the event of liquidation. Shareholders do not have preemptive or other rights to subscribe to any additional shares or other securities issued by the Trust, and all shares are fully paid and nonassessable. Shareholders have the right to vote only on matters as expressly required under the 1940 Act or under Chapter 38 of Title 12 of the Delaware Code.
As required under the 1940 Act, shareholders have the right at such times as may be permitted by the trustees to redeem all or any part of the shareholder’s shares at a redemption price equal to the net asset value per share as determined by the trustees and as described in this SAI. The trustees may postpone payment of the redemption price and may suspend the redemption right of shareholders during any period of time when and to the extent permissible under the 1940 Act.
The Declaration of Trust provides that no shareholder shall be subject to any personal liability to any person in connection with Trust property or the debts, liabilities, obligations or expenses of the Trust.
The Declaration of Trust may be amended by the Trustees, as described in the Declaration of Trust. Shareholders shall have the right to vote on any amendment to the Declaration of Trust if expressly required under the 1940 Act or other applicable law, or if submitted to them by the Trustees in their discretion.
The Trust will not have an annual meeting of shareholders unless required by law. The Trust generally holds shareholder meetings only when required by law or at the written request of shareholders owning at least 10% of the Trust’s outstanding shares entitled to vote for purposes of removing a trustee.
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ITEM 23.	PURCHASE, REDEMPTION AND PRICING OF SHARES
MANNER IN WHICH SHARES ARE OFFERED AND REDEEMED
Shares of the Trust are being offered to the series of Thrivent Mutual Funds and Thrivent Series Fund, Inc. Shares are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended. Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee. The Trust will pay redemption requests within seven days following receipt of all required documents, subject to the limited exceptions as permitted by the SEC.
VALUATION OF TRUST SHARES
The net asset value per share is generally determined at the close of regular trading on the NYSE, or any other day as provided by Rule 22c-1 under the 1940 Act. Determination of net asset value may be suspended when the NYSE is closed or if certain emergencies have been determined to exist by the Securities and Exchange Commission, as allowed by the 1940 Act. If the NYSE has an unscheduled early close but certain other markets remain open until their regularly scheduled closing time, the NAV may be determined as of the regularly scheduled closing time of the NYSE. If the NYSE and/or certain other markets close early due to extraordinary circumstances (e.g., weather, terrorism, etc.), the NAV may be calculated as of the early close of the NYSE and/or other markets. The NAV generally will not be determined on days when, due to extraordinary circumstances, the NYSE and/or certain other markets do not open for trading.
Net asset value per share is determined by adding the market or appraised value of all portfolio securities and other assets of the Fund; subtracting liabilities attributable to such Fund; and dividing the result by the number of shares outstanding.
The market value of the Fund’s portfolio securities is determined at the close of regular trading of the NYSE on each day the NYSE is open. The value of portfolio securities is determined in the following manner:
•	Equity securities that are traded on U.S. exchanges, including options, shall be valued at the last sale price on the principle exchange as of the close of regular trading on such exchange. If there have been no sales, the latest bid quotation is used.
•	Over-the-Counter Securities. NASDAQ National Market® securities shall be valued at the NASDAQ Official Closing Price. All other over-the-counter securities for which reliable quotations are available shall be valued at the latest bid quotation.
•	Fixed income securities traded on a national securities exchange will be valued at the last sale price on such securities exchange that day. If there have been no sales, the latest bid quotation is used.
•	Because market quotations are generally not “readily available” for many debt securities, foreign and domestic debt securities held by the Fund may be valued by an Approved Pricing Service (“APS”), using the evaluation or other valuation methodologies used by the APS. If quotations are not available from the APS, the Adviser’s Valuation Committee shall obtain a manual price from a broker or make a fair value determination.
•	The Fund may value debt securities with a remaining maturity of 60 days or less at amortized cost.
Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data employed in determining valuation for such securities.
All other securities and assets will be appraised at fair value as determined by the Board of Trustees.
Generally, trading in foreign securities, as well as U.S. Government securities, money market instruments and repurchase agreements, is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of shares of the Fund are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the value of such securities and exchange rates may occur between the times at which they are determined and the close of the NYSE, which will not be reflected in the computation of net asset values. If during such periods events occur which materially affect the value of such securities, the securities will be valued at their fair market value as determined in good faith by the Trustees of the Fund.
For purposes of determining the net asset value of shares of the Fund all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars based upon an exchange rate quoted by a major bank that is a regular participant in
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the foreign exchange market. Foreign securities may also be priced on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.
ITEM 24.	TAXATION OF THE FUND
FEDERAL TAXES
The Fund intends to qualify each taxable year for treatment as a separate regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended. As a RIC, the Fund is not liable for federal income taxes on taxable net investment income and capital gain net income (capital gains in excess of capital losses) that it distributes to its shareholders, provided that the Fund distributes annually to its shareholders at least 90% of its net investment income and net short-term capital gain in excess of net long-term capital losses. For the Fund to qualify as a RIC it also must abide by all of the following requirements: (i) at least 90% of the Fund’s gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; (ii) at the close of each quarter of the Fund’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs, and other securities, with such other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the total assets of the Fund and that does not represent more than 10% of the outstanding voting securities of such issuer, and (iii) at the close of each quarter of the Fund’s taxable year, not more than 25% of the market value of its total assets may be invested in the securities of any one issuer, or of two or more issuers in the same or similar industry which are controlled by the Fund (other than U.S. Government securities or the securities of other RICs).
The Fund will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute by the end of any calendar year an amount at least equal to the sum of: (a) 98% of its ordinary income for that year; (b) 98.2% of its capital gain net income for the one-year period ending on October 31 of that year; and (c) certain undistributed amounts from the preceding calendar year. For this and other purposes, dividends declared in October, November or December of any calendar year and made payable to shareholders of record in such month will be deemed to have been received on December 31 of such year if the dividends are paid by the Trust subsequent to December 31 but prior to February 1 of the following year.
For federal income tax purposes, all dividends are taxable to a shareholder whether paid in cash or in shares. Dividends from investment company taxable income, which includes net investment income and net short-term capital gain in excess of net long-term capital loss are taxable as ordinary income. Dividends from net long-term capital gain in excess of net short-term capital loss (“net capital gain”), if any, are taxable to a shareholder as long-term capital gains for federal income tax purposes without regard to the length of time a shareholder has held shares of the Fund. The federal income tax status of all distributions will be reported to shareholders annually.
Upon a redemption, exchange or other disposition of shares of the Fund in a transaction that is treated as a sale for tax purposes, a shareholder that is subject to tax generally will realize a taxable gain or loss on the difference between the redemption proceeds and the shareholder’s tax basis in his or her shares. If a shareholder receives (or is deemed to receive) a distribution taxable as long-term capital gain with respect to shares of the Fund and redeems or exchanges the shares without having held the shares for more than six months, then any loss on the redemption or exchange will be treated as long-term capital loss to the extent of the capital gain distribution. In addition, any loss realized on a redemption or other disposition of shares may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other investments in the same fund (including those made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after the redemption or other disposition of the shares. In such a case, the disallowed portion of any loss generally would be included in the federal income tax basis of the shares acquired.
Shareholders may be subject to 28% backup withholding on reportable payments including dividends, capital gain distributions, and the proceeds of redemptions and exchanges, if they fail to furnish the Trust with their correct taxpayer identification number and certain certifications. The Fund may nevertheless be required to withhold if it receives notice from the Internal Revenue Service or a broker that the number provided is incorrect or back withholding is applicable as a result of previous underreporting of interest or dividend income.
The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Fund and its shareholders who are U.S. persons (i.e., U.S. citizens or residents and U.S. corporations, partnerships, trusts or estates) and who are subject to U.S. federal income tax. This discussion does not address special tax rules applicable to certain classes of investors, such as tax exempt or tax-deferred plans, accounts or entities, insurance companies, securities dealers and financial institutions.
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Circumstances among investors may vary, and each investor is encouraged to discuss an investment in the Fund with the investor’s tax adviser regarding the applicable requirements in the investor’s particular state, as well as the federal, and any other state or local, tax consequences of ownership of, and receipt of distributions from, the Fund in the investor’s particular circumstance.
ITEM 25.	UNDERWRITERS
Not Applicable.
ITEM 26.	CALCULATION OF PERFORMANCE DATA
Not Applicable.
ITEM 27.	FINANCIAL STATEMENTS
The audited financial statements for the fiscal year ended October 31, 2016, for the Fund, including PricewaterhouseCoopers LLP report thereon, are included in the Fund’s Annual Report to Shareholders and are incorporated into this SAI by reference.
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APPENDIX A
DESCRIPTION OF DEBT RATINGS
A Fund’s investments may range in quality from securities rated in the lowest category in which the Fund is permitted to invest to securities rated in the highest category (as rated by Moody’s, S&P or Fitch, or, if unrated, determined by Thrivent Asset Mgt. to be of comparable quality). The percentage of a Fund’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by Thrivent Asset Mgt.
Investment Grade Debt Securities are those rated in one of the four highest rating categories or, if unrated, deemed comparable by Thrivent Asset Mgt.
Below Investment Grade, High Yield Securities (“Junk Bonds”) are those rated lower than Baa by Moody’s, BBB by S&P or Fitch and comparable securities. They are deemed predominately speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s, S&P’s and Fitch’s rating categories applicable to fixed income securities.
Moody’s Investors Service, Inc.
Global Long-Term Obligation Ratings
Moody’s long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings reflect both the likelihood of default and any financial loss suffered in the event of default.
Aaa:	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa:	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A:	Obligations rated A are considered upper-medium grade and are subject to low credit risk.
Baa:	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba:	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B:	Obligations rated B are considered speculative and are subject to high credit risk.
Caa:	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca:	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C:	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Global Short-Term Ratings
Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:
P-1:	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
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P-2:	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3:	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.
NP:	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
US Municipal Short-Term Debt and Demand Obligation Ratings
Short-Term Obligation Ratings
There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels — MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expire at the maturity of the obligation.
MIG 1:	This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2:	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3:	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG:	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating.
VMIG 1:	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 2:	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 3:	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
SG:	This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.
Standard & Poor’s Ratings Services
Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on the following considerations:
•	Likelihood of payment — capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
•	Nature of and provisions of the obligation;
•	Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
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Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
AAA:	An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA:	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A:	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.
BBB:	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB:	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.
B:	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.
CCC:	An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.
CC:	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.
C:	An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.
D:	An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.
NR:	This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.
Plus (+) or minus (-):	The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.
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Short-Term Issue Credit Ratings
A-1:	A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.
A-2:	A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.
A-3:	A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
B:	A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.
C:	A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.
D:	A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.
Fitch, Inc.
Long-Term Credit Ratings
Investment Grade
AAA:	Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA:	Very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A:	High credit quality. “A” ratings denote low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB:	Good credit quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade
BB:	Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.
B:	Highly speculative. ‘B’ ratings indicate that material credit risk is present.
CCC:	Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.
CC:	Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.
C:	Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.
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Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream, and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, structured and sovereign obligations, and up to 36 months for obligations in US public finance markets.
F1:	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2:	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3:	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B:	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C:	High short-term default risk. Default is a real possibility.
RD:	Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.
D:	Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.
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Appendix B—Adviser’s Proxy Procedures
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2/6/2017

THRIVENT FINANCIAL FOR LUTHERANS and THRIVENT ASSET MANAGEMENT, LLC PROXY VOTING PROCESS AND POLICIES SUMMARY

➢	RESPONSIBILITY TO VOTE PROXIES

Overview. Thrivent Financial for Lutherans and Thrivent Asset Management, LLC (“Thrivent Financial”) recognize and adhere to the principle that one of the privileges of owning stock in a company is the right to vote in the election of the company’s directors and on matters affecting certain important aspects of the company’s structure and operations that are submitted to shareholder vote. As an investment adviser with a fiduciary responsibility to its clients, Thrivent Financial analyzes the proxy statements of issuers whose stock is owned by the investment companies which it sponsors and serves as investment adviser (“Thrivent Funds”) and by institutional accounts who have requested that Thrivent Financial be involved in the proxy process.

Thrivent Financial has adopted Proxy Voting Policies and Procedures (“Policies and Procedures”) for the purpose of establishing formal policies and procedures for performing and documenting its fiduciary duty with regard to the voting of client proxies.

Fiduciary Considerations. It is the policy of Thrivent Financial that decisions with respect to proxy issues will be made in light of the anticipated impact of the issue on the desirability of investing in the portfolio company from the viewpoint of the particular client or Thrivent Fund. Proxies are voted solely in the interests of the client, Thrivent Fund shareholders or, where employee benefit plan assets are involved, in the interests of plan participants and beneficiaries. Thrivent Financial votes proxies, where possible to do so, in a manner consistent with its fiduciary obligations and responsibilities. Logistics involved may make it impossible at times, and at other times disadvantageous, to vote proxies in every instance.

Consideration Given Management Recommendations. One of the primary factors Thrivent Financial considers when determining the desirability of investing in a particular company is the quality and depth of its management. The Policies and Procedures were developed with the recognition that a company’s management is entrusted with the day-to-day operations of the company, as well as its long-term direction and strategic planning, subject to the oversight of the company’s board of directors. Accordingly, Thrivent Financial believes that the recommendation of management on most issues should be given weight in determining how proxy issues should be voted. However, the position of the company’s management will not be supported in any situation where it is found to be not in the best interests of the client, and Thrivent Financial reserves the right to vote contrary to management when it believes a particular proxy proposal may adversely affect the investment merits of owning stock in a portfolio company.

➢	ADMINISTRATION OF POLICIES AND PROCEDURES

Thrivent Financial’s Compliance and Governance Committee (“Committee”) is responsible for establishing positions with respect to corporate governance and other proxy issues, including those involving social responsibility issues. Annually, the Committee reviews the proxy voting policies and procedures. As discussed below, Thrivent Financial portfolio management may, with the approval of the Committee, vote proxies other than in accordance with the proxy voting policies and procedures.

➢	HOW PROXIES ARE REVIEWED, PROCESSED AND VOTED

In order to facilitate the proxy voting process, Thrivent Financial has retained Institutional Shareholder Services Inc. (“ISS”), an expert in the proxy voting area. ISS specializes in providing a variety of fiduciary-level proxy advisory and voting services. These services include in-depth research, analysis, and voting recommendations as well as vote execution, reporting, auditing and consulting assistance for the handling of proxy voting responsibilities. While the Committee relies upon ISS research in helping to establish Thrivent Financial’s proxy voting guidelines, Thrivent Financial may deviate from ISS recommendations on general policy issues or specific proxy proposals.

Summary of Thrivent Financial’s Voting Policies

Voting guidelines have been adopted by the Committee for routine anti-takeover, executive compensation and corporate governance proposals, as well as other common shareholder proposals. The voting guidelines are available to shareholders upon request. The following is a summary of the significant Thrivent Financial policies:

Board Structure and Composition Issues – Thrivent Financial believes boards are expected to have a majority of directors independent of management. The independent directors are expected to organize much of the board’s work, even if the chief executive officer also serves as chairman of the board. Key committees (audit, compensation, and nominating/corporate governance) of the board are expected to be entirely independent of management. It is expected that boards will engage in critical self-evaluation of themselves and of individual members. Individual directors, in turn, are expected to devote significant amounts of time to their duties, to limit the number of directorships they accept, and to own a meaningful amount of stock in companies on whose boards they serve. As such, Thrivent Financial withholds votes for directors who miss more than one-fourth of the scheduled board meetings. Thrivent Financial votes against management efforts to stagger board member terms because a staggered board may act as a deterrent to takeover proposals. For the same reasons, Thrivent Financial votes for proposals that seek to fix the size of the board.

Executive and Director Compensation – Non-salary compensation remains one of the most sensitive and visible corporate governance issues. Although shareholders have little say about how much the CEO is paid in salary and bonus, they do have a major voice in approving stock option and incentive plans. Stock option plans transfer significant amounts of wealth from shareholders to employees, and in particular to executives and directors. Rightly, the cost of these plans must be in line with the anticipated benefits to shareholders. Clearly, reasonable limits must be set on dilution as well as administrative authority. In addition, shareholders must consider the necessity of the various pay programs and examine the appropriateness of award types. Consequently, the pros and cons of these proposals necessitate a case-by-case evaluation. Generally, Thrivent Financial opposes compensation packages that provide what we view as excessive awards to a few senior executives or that contain excessively dilutive stock option grants based on a number of criteria such as the costs associated with the plan, plan features, and dilution to shareholders.

Ratification of Auditors - Annual election of the outside accountants is standard practice. While it is recognized that the company is in the best position to evaluate the competence of the outside accountants, we believe that outside accountants must ultimately be accountable to shareholders. Given the rash of accounting irregularities that were not detected by audit panels or auditors, shareholder ratification is an essential step in restoring investor confidence. In line with this, Thrivent Financial votes for proposals to ratify auditors, unless an auditor has a financial interest in or association with the company, and is therefore not independent; or there is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position.

Mergers and Acquisitions, Anti-Takeover and Corporate Governance Issues - Thrivent Financial votes on mergers and acquisitions on a case-by-case basis, taking the following into account: anticipated financial and operating benefits; offer price (cost vs. premium); prospects of the combined companies; how the deal was negotiated; the opinion of the financial advisor; potential conflicts of interest between management’s interests and shareholders’ interests; and changes in corporate governance and their impact on shareholder rights. Thrivent Financial generally opposes anti-takeover measures since they adversely impact shareholder rights. Also, Thrivent Financial will consider the dilutive impact to shareholders and the effect on shareholder rights when voting on corporate governance proposals.

Social, Environmental and Corporate Responsibility Issues - In addition to moral and ethical considerations intrinsic to many of these proposals, Thrivent Financial recognizes their potential for impact on the economic performance of the company. Thrivent Financial balances these considerations carefully. On proposals which are primarily social, moral or ethical, Thrivent Financial believes it is impossible to vote in a manner that would accurately reflect the views of the beneficial owners of the portfolios that it manages. As such, on these items Thrivent

Financial abstains. When voting on matters with apparent economic or operational impacts on the company, Thrivent Financial realizes that the precise economic effect of such proposals is often unclear. Where this is the case, Thrivent Financial relies on management’s assessment, and generally votes with company management.

Shareblocking - Shareblocking is the practice in certain foreign countries of “freezing” shares for trading purposes in order to vote proxies relating to those shares. In markets where shareblocking applies, the custodian or sub-custodian automatically freezes shares prior to a shareholder meeting once a proxy has been voted. Shareblocking typically takes place between one and fifteen (15) days before the shareholder meeting, depending on the market. In markets where shareblocking applies, there is a potential for a pending trade to fail if trade settlement takes place during the blocking period. Thrivent Financial generally abstains from voting shares in shareblocking countries unless the matter has compelling economic consequences that outweigh the loss of liquidity in the blocked shares.

Applying Proxy Voting Policies Foreign Companies – Thrivent Financial applies a two-tier approach to determining and applying global proxy voting policies. The first tier establishes baseline policy guidelines for the most fundamental issues, which apply without regard to a company’s domicile. The second tier takes into account various idiosyncrasies of different countries, making allowances for standard market practices, as long as they do not violate the fundamental goals of good corporate governance. The goal is to enhance shareholder value through effective use of the shareholder franchise, recognizing that applying policies developed for U.S. corporate governance is not appropriate for all markets.

Meeting Notification

Thrivent Financial utilizes ISS’ voting agent services to notify us of upcoming shareholder meetings for portfolio companies held in client accounts and to transmit votes on behalf of our clients. ISS tracks and reconciles Thrivent Financial holdings against incoming proxy ballots. If ballots do not arrive on time, ISS procures them from the appropriate custodian or proxy distribution agent. Meeting and record date information is updated daily in ProxyExchange, ISS’ web-based application. ISS is also responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to Thrivent Financial upon request.

Vote Determination

ISS provides comprehensive summaries of proxy proposals, publications discussing key proxy voting issues, and specific vote recommendations regarding portfolio company proxies to assist in the proxy research process. Upon request, portfolio managers may receive any or all of the above-mentioned research materials to assist in the vote determination process. The final authority and responsibility for proxy voting decisions remains with Thrivent Financial. Decisions with respect to proxy matters are made primarily in light of the anticipated impact of the issue on the desirability of investing in the company from the viewpoint of our clients.

Portfolio managers, executive officers, and directors (or persons holding equivalent positions) of Thrivent Financial and its affiliates may on any particular proxy vote request to diverge from Policies and Procedures. In such cases, the person requesting to diverge from the Policies and Procedures is required to document in writing the rationale for their vote and submit all written documentation to the Committee for review and approval. In determining whether to approve any particular request, the Committee will determine that the request is not influenced by any conflict of interest and is in the best interests of its clients.

Monitoring and Resolving Conflicts of Interest

The Committee is responsible for monitoring and resolving possible material conflicts between the interests of Thrivent Financial and those of its clients with respect to proxy voting.

Application of the Thrivent Financial guidelines to vote client proxies should in most instances adequately address any possible conflicts of interest since the voting guidelines are pre-determined by the Committee using recommendations from ISS.

However, for proxy votes inconsistent with Thrivent Financial guidelines, Investment Operations gathers the documentation with respect to the portfolio manager’s voting rationale and brings it to the Committee for review for possible conflicts of interest. The Committee assesses whether any business or other relationships between Thrivent Financial and a portfolio company could have influenced an inconsistent vote on that company’s proxy.

Securities Lending

Thrivent Financial will generally not vote nor seek to recall in order to vote shares on loan, unless it determines that a vote would have a material effect on an investment in such loaned security. Seeking to recall securities in order to vote them even in these limited circumstances may nevertheless not result in Thrivent Financial voting the shares because the securities are unable to be recalled in time from the party with custody of the securities, or for other reasons beyond Thrivent Financial’s control.

➢	REPORTING AND RECORD RETENTION

Proxy statements and solicitation materials received from issuers (other than those which are available on the SEC’s EDGAR database) are kept by ISS in its capacity as voting agent and are available upon request. Thrivent Financial retains documentation on shares voted differently than the Thrivent Financial voting guidelines, and any document which is material to a proxy voting decision such as the Thrivent Financial voting guidelines and the Committee meeting materials. In addition, all SEC filings with regard to proxy voting, such as Form N-PX, will be kept. All proxy voting materials and supporting documentation are retained for five years.

ISS provides Vote Summary Reports for each Thrivent Fund. The report specifies the company, ticker, cusip, meeting dates, proxy proposals, and votes which have been cast for the Thrivent Fund during the period, the position taken with respect to each issue and whether the fund voted with or against company management. Information on how each Thrivent Fund voted proxies during the most recent 12-month period ending June 30 is available at the Thrivent Financial web site or the SEC web site.

THRIVENT FINANCIAL FOR LUTHERANS and THRIVENT ASSET MANAGEMENT, LLC PROXY VOTING POLICIES

1.  BOARD STRUCTURE AND COMPOSITION ISSUES

Although a company’s board of directors normally delegates responsibility for the management of the business to the senior executives they select and oversee, directors bear ultimate responsibility for the conduct of the corporation’s business. The role of directors in publicly held corporations has undergone considerable scrutiny and been the subject of legislative and regulatory reform in recent years. Once derided as rubber stamps for management, directors are today expected to serve as guardians of shareholders’ interests.

Boards are expected to have a majority of directors independent of management. The independent directors are expected to organize much of the board’s work, even if the chief executive officer also serves as chairman of the board. Key committees (audit, compensation, and nominating/corporate governance) of the board are expected to be entirely independent of management. It is expected that boards will engage in critical self-evaluation of themselves and of individual members. Individual directors, in turn, are expected to devote significant amounts of time to their duties, to limit the number of directorships they accept, and to own a meaningful amount of stock in companies on whose boards they serve. Directors are ultimately responsible to the corporation’s shareholders. The most direct expression of this responsibility is the requirement that directors be elected to their positions by the shareholders. Shareholders are also asked to vote on a number of other matters regarding the role, structure and composition of the board.

Thrivent Financial for Lutherans and Thrivent Asset Management, LLC (“TFL”) classifies directors as either inside directors, affiliated outside directors, or independent outside directors. The following chart outlines the requirements for the various classifications:

DIRECTOR CATEGORIZATION CHART
Inside Director:	☐	employee of the company or one of its affiliates
	☐	director named in the Summary Compensation Table (excluding former interim officer)
	☐	beneficial ownership of more than 50% of the company’s voting power (this may be aggregated if voting power is distributed among more than one member of a defined group; e.g. members of a family beneficially own less than 50% individually, but combined own more than 50%)
Affiliated Outside Director:	☐	board attestation that an outside director is not independent
	☐	former employee of company or its affiliates
	☐	relative of current or former employee of company or its affiliates
	☐	provided professional services to company or its affiliates or to its officers either currently or within the past year*
	☐	has any material transactional relationship with company or its affiliates excluding investments in the company through a private placement*
	☐	interlocking relationships as defined by the SEC involving members of the board of directors of its Compensation Committee
	☐	founder of a company but not currently an employee
	☐	employed by a significant customer or supplier*
	☐	employed by a charitable or non-profit organization that received grants or endowments from the company or its affiliates*
	☐	any material relationship with the company
Independent Outside Director:	☐	no connection to company other than board seat
	☐	even if a director has served on the board for over ten years, he/she is still considered to be independent; however, the analysis will make note of independent and affiliated directors who have served on the board for over ten years.

*if significant enough to be disclosed in the proxy circular

1a.  Uncontested Election of Directors

TFL will withhold support from individual nominees or entire slates if we believe that such action is in the best interests of shareholders. In addition to independence, we monitor attendance, stock ownership, conflicts of interest, and the number of boards on which a director serves.

●	Votes on individual director nominees are made on a case-by-case basis.
●	Votes should be withheld from directors who:
●	attend less than 75 percent of the board and committee meetings without a valid excuse for the absences
●	implement or renew a dead-hand or modified dead-hand poison pill
●	ignore a shareholder proposal that is approved by a majority of the votes outstanding
●	ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years
●	adopt or amend the company’s bylaws or charter in a manner that materially diminishes shareholders’ rights or that could adversely impact shareholders
●	have failed to act on takeover offers where the majority of the shareholders have tendered their shares
●	are inside directors and sit on the audit, compensation, or nominating committees
●	are inside directors and the full board serves as the audit, compensation, or nominating committee or the company does not have one of these committees
~~●~~	are audit committee members and the non-audit fees are more than 50 percent of the total fees paid to the auditor
●	enacted egregious corporate governance policies or failed to replace management as appropriate
●	are inside directors or affiliated outside directors and the full board is less than majority independent
●	sit on more than five public company boards
●	are CEOs and sit on more than two public company boards besides their own

Vote CASE-BY-CASE on Compensation Committee members (or, in exceptional cases, the full board) and the Management Say-on-Pay proposal if the company’s previous say-on-pay proposal received the support of less than 70 percent of votes cast, taking into account:

●	The company’s response, including disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support, specific actions taken to address the issues that contributed to the low level of support, other recent compensation actions taken by the company;
●	Whether the issues raised are recurring or isolated;
●	The company’s ownership structure; and
●	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

1b. Contested Election of Directors

Contested elections of directors frequently occur when a board candidate or slate runs for the purpose of seeking a significant change in corporate policy or control. Competing slates will be evaluated based upon the personal qualifications of the candidates, the economic impact of the policies that they advance, and their expressed and demonstrated commitment to the interests of all shareholders.

●	Votes in a contested election of directors are evaluated on a case-by-case basis, considering the following factors:
●	long-term financial performance of the target company relative to its industry;
●	management’s track record;
●	background to the contested election;
●	nominee qualifications and any compensatory arrangements;
●	strategic plan of dissident slate and quality of the critique against management;
●	likelihood that the proposed goals and objectives can be achieved (both slates); and
●	stock ownership positions

1c. Classified Board

Under a classified board structure only one class of directors would stand for election each year, and the directors in each class would generally serve three-year terms.

●	Vote against proposals to classify the board.
●	Vote for proposals to declassify the board.

1d. Shareholder Ability to Remove Directors

Shareholder ability to remove directors, with or without cause, is either prescribed by a state’s business corporation law, an individual company’s articles of incorporation, or its bylaws. Many companies have sought shareholder approval for charter or bylaw amendments that would prohibit the removal of directors except for cause, thus ensuring that directors would retain their directorship for their full-term unless found guilty of self-dealing. By requiring cause to be demonstrated through due process, management insulates the directors from removal even if a director has been performing poorly, not attending meetings, or not acting in the best interests of shareholders.

●	Vote against proposals that provide that directors may be removed only for cause.
●	Vote for proposals to restore shareholder ability to remove directors with or without cause.
●	Vote against proposals that provide that only continuing directors may elect replacements to fill board vacancies.
●	Vote for proposals that permit shareholders to elect directors to fill board vacancies.

1e. Cumulative Voting

Most corporations provide that shareholders are entitled to cast one vote for each share owned. Under a cumulative voting scheme the shareholder is permitted to have one vote per share for each director to be elected. Shareholders are permitted to apportion those votes in any manner they wish among the director candidates.

●	Vote against proposals to eliminate cumulative voting.
●	Vote for proposals to restore or provide for cumulative voting.

1f. Alter Size of the Board

Proposals which would allow management to increase or decrease the size of the board at its own discretion are often used by companies as a takeover defense. TFL supports management proposals to fix the size of the board at a specific number. This prevents management, when facing a proxy context, from increasing the board size without shareholder approval. By increasing the size of the board, management can make it more difficult for dissidents to gain control of the board. Fixing the size of the board also prevents a reduction in the size of the board as a strategy to oust independent directors. Fixing board size also prevents management from increasing the number of directors in order to dilute the effects of cumulative voting.

●	Vote for proposals that seek to fix the size of the board.
●	Vote on a case-by-case basis on proposals that seek to change the size or range of the board.
●	Vote against proposals that give management the ability to alter the size of the board without shareholder approval.

1g. Adopt Director Term Limits

Those who support term limits argue that this requirement would bring new ideas and approaches to a board. However, we prefer to look at directors and their contributions to the board individually rather than impose a strict rule.

●	Vote with the board on proposals to limit the tenure of outside directors.

2.   EXECUTIVE AND DIRECTOR COMPENSATION

Non-salary compensation remains one of the most sensitive and visible corporate governance issues. Although shareholders have little say about how much the CEO is paid in salary and bonus, they do have a major voice in approving stock option and incentive plans.

Stock option plans transfer significant amounts of wealth from shareholders to employees, and in particular to executives and directors. Rightly, the cost of these plans must be in line with the anticipated benefits to shareholders. Clearly, reasonable limits must be set on dilution as well as administrative authority. In addition, shareholders must consider the necessity of the various pay programs and examine the appropriateness of award types. Consequently, the pros and cons of these proposals necessitate a case-by-case evaluation.

Factors that increase the cost (or have the potential to increase the cost) of plans to shareholders include: excessive dilution; options awarded at below-market discounts; restricted stock giveaways that reward tenure rather than results; sales of shares on concessionary terms; blank-check authority for administering committees; option repricing or option replacements; accelerated vesting of awards in the event of defined changes in corporate control; stand-alone stock appreciation rights; loans or other forms of assistance; or evidence of improvident award policies.

Positive plan features that can offset costly features include: plans with modest dilution potential (i.e. appreciably below double-digit levels), bars to repricing, and related safeguards for investor interests. Also favorable are performance programs of two or more year duration; bonus schemes that pay off in non-dilutive, fully deductible cash; 401K and other thrift or profit sharing plans; and tax-favored employee stock purchase plans. In general, we believe that stock plans should afford incentives, not sure-fire, risk-free rewards.

2a. Stock-Based Incentive Plans

●	Vote case-by-case on certain equity-based compensation plans depending on a combination of certain plan features and equity grant practices, where positive factors may counterbalance negative factors, and vice versa, as evaluated using an “equity plan scorecard” (EPSC) approach with three pillars:

Plan Cost: The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company’s estimated Shareholder Value Transfer (SVT) in relation to peers and considering both:

SVT based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants; and

SVT based only on new shares requested plus shares remaining for future grants.

Plan Features:

Automatic single-triggered award vesting upon a change in control (CIC);

Discretionary vesting authority;

Liberal share recycling on various award types;

Lack of minimum vesting period for grants made under the plan;

Dividends payable prior to award vesting.

Grant Practices:

The company’s three-year burn rate relative to its industry/market cap peers;

Vesting requirements in most recent CEO equity grants (3-year look-back);

The estimated duration of the plan (based on the sum of shares remaining available and the new shares requested, divided by the average annual shares granted in the prior three years);

The proportion of the CEO’s most recent equity grants/awards subject to performance conditions;

Whether the company maintains a claw-back policy;

Whether the company has established post-exercise/vesting share-holding requirements.

●	Generally vote against the plan proposal if the combination of above factors indicates that the plan is not, overall, in shareholders’ interests, or if any of the following egregious factors apply:

Awards may vest in connection with a liberal change-of-control definition;

The plan would permit repricing or cash buyout of underwater options without shareholder approval (either by expressly permitting it – for NYSE and Nasdaq listed companies -- or by not prohibiting it when the company has a history of repricing – for non-listed companies);

The plan is a vehicle for problematic pay practices or a significant pay-for-performance disconnect under certain circumstances; or

Any other plan features are determined to have a significant negative impact on shareholder interests.

2b. Approval of Cash or Cash-and-Stock Bonus Plans

Cash bonus plans can be an important part of an executive’s overall pay package, along with stock-based plans tied to long-term total shareholder returns. Over the long term, stock prices are an excellent indicator of management performance. However, other factors, such as economic conditions and investor reaction to the stock market in general and certain industries in particular, can greatly impact the company’s stock price. As a result, a cash bonus plan can effectively reward individual performance and the achievement of business unit objectives that are independent of short-term market share price fluctuations.

●	Vote for plans where the performance measures included under the plan are appropriate, the plan is administered by a committee of independent outsiders, and the preservation of the full deductibility of all compensation paid reduces the company’s corporate tax obligation.

2c. Say on Pay

Non-binding advisory votes on executive compensation (Say on Pay votes) are required by the SEC every one, two, or three years. In addition, a vote to determine the frequency of these votes is required every six years.

●	Vote case-by-case on advisory votes on executive compensation. With respect to companies in the Russell 3000 index, this analysis considers the following:
1.	Peer Group Alignment:
●	The degree of alignment between the company’s TSR rank and the CEO’s total pay rank within a peer group, as measured over a three-year period;
●	The multiple of the CEO’s total pay relative to the peer group median.

2.	Absolute Alignment: The absolute alignment between the trend in CEO pay and company TSR over the prior five fiscal years – i.e., the difference between the trend in annual pay changes and the trend in annualized TSR during the period.

If the above analysis demonstrates significant unsatisfactory long-term pay-for-performance alignment or, in the case of companies outside the Russell indices, misaligned pay and performance are otherwise suggested, analyze the following qualitative factors to determine how various pay elements may work to encourage or to undermine long-term value creation and alignment with shareholder interests:

●	The ratio of performance- to time-based equity awards;
●	The ratio of performance-based compensation to overall compensation;
●	The completeness of disclosure and rigor of performance goals;
●	The company’s peer group benchmarking practices;
●	Actual results of financial/operational metrics, such as growth in revenue, profit, cash flow, etc., both absolute and relative to peers;
●	Special circumstances related to, for example, a new CEO in the prior fiscal year or anomalous equity grant practices (e.g., biennial awards);
●	Realizable pay compared to grant pay; and
●	Any other factors deemed relevant.

●	Regarding votes to determine the frequency of executive compensation proposals, vote for annual advisory votes.
●	For externally-managed issuers (EMIs), generally vote against the say on pay proposal when insufficient compensation disclosure precludes a reasonable assessment of pay programs and practices applicable to the EMI’s executives.

2d. Severance Agreements/ Golden Parachutes

Golden and tin parachutes are designed to protect the employees of a corporation in the event of a change in control. With golden parachutes senior level management employees receive a pay out during a change in control at usually two to three times base salary. Increasingly companies that have golden parachute agreements for executives are extending coverage for all their employees via tin parachutes. The SEC requires disclosure of all golden parachutes arrangements in the proxy; such disclosure is not required of tin parachutes.

●	Vote case-by-case on Golden Parachute proposals, including consideration of existing change-in-control arrangements maintained with named executive officers rather than focusing primarily on new or extended arrangements.

Features that may result in an against recommendation include one or more of the following, depending on the number, magnitude, and/or timing of issue(s):

●	Single- or modified-single-trigger cash severance;
●	Single-trigger acceleration of unvested equity awards;
●	Excessive cash severance (>3x base salary and bonus);
●	Excise tax gross-ups triggered and payable (as opposed to a provision to provide excise tax gross-ups);
●	Excessive golden parachute payments (on an absolute basis or as a percentage of transaction equity value); or
●	Recent amendments that incorporate any problematic features (such as those above) or recent actions (such as extraordinary equity grants) that may make packages so attractive as to influence merger agreements that may not be in the best interests of shareholders; or
●	The company’s assertion that a proposed transaction is conditioned on shareholder approval of the golden parachute advisory vote.

Recent amendment(s) that incorporate problematic features will tend to carry more weight on the overall analysis. However, the presence of multiple legacy problematic features will also be closely scrutinized.

In cases where the golden parachute vote is incorporated into a company’s advisory vote on compensation (management say-on-pay), ISS will evaluate the say-on-pay proposal in accordance with these guidelines, which may give higher weight to that component of the overall evaluation.

2e. Employee Stock Purchase Plans

Employee stock purchase plans enable employees to become shareholders, which gives them a stake in the company’s growth. However, purchase plans are beneficial only when they are well balanced and in the best interests of all shareholders. From a shareholder’s perspective, plans with offering periods of 27 months or less are preferable. Plans with longer offering periods remove too much of the market risk and could give participants excessive discounts on their stock purchases that are not offered to other shareholders.

●	Vote for employee stock purchase plans with at least 85 percent of fair market value, an offering period of 27 months or less, and when voting power dilution is ten percent or less.
●	Vote against employee stock purchase plans with a fair market value below 85 percent, or with an offering period of greater than 27 months, or voting power dilution of greater than ten percent.

2f. Employee Stock Ownership Plans (ESOPs)

●	Vote for proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is more than five percent of outstanding shares.

2g. 401(k) Employee Benefit Plans

●	Vote for proposals to implement a 401(k) savings plan for employees.

2h. Outside Director Stock Awards / Options in Lieu of Cash

These proposals seek to pay outside directors a portion of their compensation in stock rather than cash. By doing this, a director’s interest may be more closely aligned with those of shareholders.

●	Vote for proposals that seek to pay outside directors a portion of their compensation in stock.

2i. Retirement Bonus for Non-Employee Director

●	Vote against proposals that seek to pay outside directors a retirement bonus. (Consistent with Policy 10d-10)

2j. Incentive Bonus Plans and Tax Deductibility Proposals (OBRA-Related Compensation)

●	Vote case-by-case on amendments to cash and equity incentive plans.

Addresses administrative features only; or Seeks approval for Section 162(m) purposes only, and the plan administering committee consists entirely of independent outsiders, per ISS’ Categorization of Directors.

Note that if the company is presenting the plan to shareholders for the first time after the company’s initial public offering (IPO), or if the proposal is bundled with other material plan amendments, then the recommendation will be case-by-case (see below).

●	Vote against proposals to amend executive cash, stock, or cash and stock incentive plans if the proposal

Seeks approval for Section 162(m) purposes only, and the plan administering committee does not consist entirely of independent outsiders, per ISS’ Categorization of Directors.

Vote case-by-case on all other proposals to amend cash incentive plans. This includes plans presented to shareholders for the first time after the company’s IPO and/or proposals that bundle material amendment(s) other than those for Section 162(m) purposes.

●	Vote case-by-case on all other proposals to amend equity incentive plans, considering the following:

If the proposal requests additional shares and/or the amendments may potentially increase the transfer of shareholder value to employees, the recommendation will be based on the Equity Plan Scorecard evaluation as well as an analysis of the overall impact of the amendments.

If the plan is being presented to shareholders for the first time after the company’s IPO, whether or not additional shares are being requested, the recommendation will be based on the Equity Plan Scorecard evaluation as well as an analysis of the overall impact of any amendments.

If there is no request for additional shares and the amendments are not deemed to potentially increase the transfer of shareholder value to employees, then the recommendation will be based entirely on an analysis of the overall impact of the amendments, and the EPSC evaluation will be shown for informational purposes.

●	Vote case-by-case to amend existing plans to increase shares reserved and to qualify for favorable tax treatment under the provisions of Section 162(m).

2k. Director and Officer Liability Protection

Management proposals typically seek shareholder approval to adopt an amendment to the company’s charter to eliminate or limit the personal liability of directors to the company and its shareholders for monetary damages for any breach of fiduciary duty to the fullest extent permitted by state law. While TFL recognizes that a company may have a more difficult time attracting and retaining directors if they are subject to personal monetary liability, TFL believes the great responsibility and authority of directors justifies holding them accountable for their actions. Each proposal addressing director liability will be evaluated consistent with this philosophy. TFL may support these proposals when the company persuasively argues that such action is necessary to attract and retain directors, but TFL may often oppose management proposals and support shareholder proposals in light of our philosophy of promoting director accountability.

●	Vote against proposals to limit or eliminate entirely directors’ and officers’ liability for monetary damages for violating the duty of care.

2l. Director and Officer Indemnification

Indemnification is the payment by a company of the expenses of directors who become involved in litigation as a result of their service to a company. Proposals to indemnify a company’s directors differ from those to eliminate or reduce their liability because with indemnification directors may still be liable for an act or omission, but the company will bear the expense. TFL may support these proposals when the company persuasively argues that such action is necessary to attract and retain directors, but will generally oppose indemnification when it is being proposed to insulate directors from actions they have already taken.

●	Vote against indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligations than mere carelessness.
●	Vote for only those proposals that provide such expanded coverage in cases when a director’s or officer’s legal defense was unsuccessful if: (1) the director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and (2) only if the director’s legal expenses would be covered.

2m. Shareholder Ratification of Director Pay Programs

●	Vote case-by-case on management proposals seeking ratification of non-employee director compensation, based on the following factors:

If the equity plan under which non-employee director grants are made is on the ballot, whether or not it warrants support; and

An assessment of the following qualitative factors:

The relative magnitude of director compensation as compared to companies of a similar profile;

The presence of problematic pay practices relating to director compensation;

Director stock ownership guidelines and holding requirements;

Equity award vesting schedules;

The mix of cash and equity-based compensation;

Meaningful limits on director compensation;

The availability of retirement benefits or perquisites; and

The quality of disclosure surrounding director compensation.

2n. Equity Plans for Non-Employee Directors

●	Vote case-by-case on compensation plans for non-employee directors, based on:

The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company’s estimated Shareholder Value Transfer (SVT) based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants;

The company’s three-year burn rate relative to its industry/market cap peers; and

The presence of any egregious plan features (such as an option repricing provision or liberal CIC vesting risk).

On occasion, director stock plans will exceed the plan cost or burn rate benchmarks when combined with employee or executive stock plans. In such cases, vote case-by-case on the plan taking into consideration the following qualitative factors:

The relative magnitude of director compensation as compared to companies of a similar profile;

The presence of problematic pay practices relating to director compensation;

Director stock ownership guidelines and holding requirements;

Equity award vesting schedules;

The mix of cash and equity-based compensation;

Meaningful limits on director compensation;

The availability of retirement benefits or perquisites; and

The quality of disclosure surrounding director compensation.

3.  RATIFICATION OF AUDITORS

Annual election of the outside accountants is standard practice. While it is recognized that the company is in the best position to evaluate the competence of the outside accountants, we believe that outside accountants must ultimately be accountable to shareholders. Furthermore, audit committees have been the subject of a report released by the Blue Ribbon Commission on Improving the Effectiveness of Corporate Audit Committees in conjunction with the NYSE and the National Association of Securities Dealers. The Blue Ribbon Commission concluded that audit committees must improve their current level of oversight of independent accountants. Given the rash of accounting irregularities that were not detected by audit panels or auditors, shareholder ratification is an essential step in restoring investor confidence.

●	Vote for proposals to ratify auditors, unless an auditor has a financial interest in or association with the company, and is therefore not independent; fees for non-audit services are not more than 50 percent of the total fees paid; or there is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position. (Consistent with Policy 10c-3)

4. MERGERS AND CORPORATE RESTRUCTURINGS

4a. Mergers and Acquisitions

When voting on mergers and acquisitions TFL will consider the following:

  •  anticipated financial and operating benefits;

  •  offer price (cost vs. premium);

  •  prospects of the combined companies;

  •  how the deal was negotiated;

  •  the opinion of the financial advisor;

  •  potential conflicts of interest between management’s interests and shareholders’ interests;

  •  changes in corporate governance and their impact on shareholder rights.

●	Votes on mergers and acquisitions are considered on a case-by-case basis.

4b. Voting on State Takeover Statutes

●	We review on a case-by-case basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, antigreenmail provisions, and disgorgement provisions).

●	We generally vote for opting into stakeholder protection statutes if they provide comprehensive protections for employees and community stakeholders. We would be less supportive of takeover statutes that only serve to protect incumbent management from accountability to shareholders and which negatively influence shareholder value.

4c. Voting on Reincorporation Proposals

●	Proposals to change a company’s state of incorporation should be examined on a case-by-case basis. Review management’s rationale for the proposal, changes to the charter/bylaws, and differences in the state laws governing the corporations.

4d. Corporate Restructuring

●	Votes on corporate restructuring proposals, including minority squeeze-outs, leveraged buyouts, spin-offs, liquidations, and asset sales, should be considered on a case-by-case basis.

4e. Spin-offs

●	Votes on spin-offs should be considered on a case-by-case basis depending on the tax and regulatory advantages, planned use of sale proceeds, market focus, and managerial incentives.

4f. Asset Purchases

●	Votes on asset purchases should be made on a case-by-case basis after considering various factors such as purchase price, fairness opinion, financial and strategic benefits, how the deal was negotiated, conflicts of interest, other alternatives for the business, and noncompletion risk.

4g. Asset Sales

●	Votes on asset sales should be made on a case-by-case basis after considering the impact on the balance sheet/working capital, potential elimination of diseconomies, anticipated financial and operating benefits, anticipated use of funds, value received for the asset, fairness opinion, how the deal was negotiated, and conflicts of interest.

4h. Liquidations

●	Votes on liquidations should be made on a case-by-case basis after reviewing management’s efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

4i. Appraisal Rights

Rights of appraisal provide shareholders who do not approve of the terms of certain corporate transactions the right to demand a judicial review in order to determine the fair value for their shares. The right of appraisal generally applies to mergers, sales of essentially all assets of the corporation, and charter amendments that may have a materially adverse effect on the rights of dissenting shareholders.

●	Vote for proposals to restore, or provide shareholders with, rights of appraisal.

5.  PROXY CONTEST DEFENSES / TENDER OFFER DEFENSES

Corporate takeover attempts come in various guises. Usually, a would-be acquirer makes a direct offer to the board of directors of a targeted corporation. The bidder may offer to purchase the company for cash and/or securities. If the board approves the offer, a friendly transaction is completed and presented to shareholders for approval. If, however, the board of directors rejects the bid, the acquirer can make a tender offer for the shares directly to the targeted corporation’s shareholders. Such offers are referred to as hostile tender bids. Prior to 1968, tender offers were not federally regulated. In 1968, Congress enacted the Williams Act as an amendment to the 1934 Securities and Exchange Act to regulate all tender offers. The Securities and Exchange Commission has adopted regulations pursuant to the Williams Act that are intended to promote fairness and prevent fraudulent or manipulative practices. At the same time, many states have enacted statutes that are aimed at protecting incorporated or domiciled corporations from hostile takeovers. Many of these state statutes have been challenged as being unconstitutional on grounds that they violate the Williams Act and the commerce and supremacy clauses of the U.S. Constitution. Most statutes, however, have been upheld. The result is a complex set of federal and state regulation, with federal regulation designed to facilitate transactions and state laws intended to impede them.

Not wishing to wait until they are subjects of hostile takeover attempts, many corporations have adopted anti-takeover measures designed to deter unfriendly bids or buy time. The most common defenses are the shareholders rights protection plan, also known as the poison pill, and charter amendments that create barriers to acceptance of hostile bids. In the U.S., poison pills do not require shareholder approval. Shareholders must approve charter amendments, such as classified boards or supermajority vote requirements. In brief, the very existence of defensive measures can foreclose the possibility of tenders and hence, opportunities to premium prices for shareholders.

5a. Shareholder Ability to Call Special Meeting

Most state corporation statutes allow shareholders to call a special meeting when they want to take action on certain matters that arise between regularly scheduled annual meetings. Sometimes this right applies only if a shareholder or a group of shareholders own a specified percentage of shares, with 10 percent being the most common. Shareholders may lose the ability to remove directors, initiate a shareholder resolution, or respond to a beneficial offer without having to wait for the next scheduled meeting if they are unable to act at a special meeting of their own calling.

●	Vote for proposals that remove restrictions on the right of shareholders to act independently of management.
●	Vote against proposals to restrict or prohibit shareholder ability to call special meetings.

5b. Shareholder Ability to Act by Written Consent

Consent solicitations allow shareholders to vote on and respond to shareholder and management proposals by mail without having to act at a physical meeting. A consent card is sent by mail for shareholder approval and only requires a signature for action. Some corporate bylaws require supermajority votes for consents while at others standard annual meeting rules apply. Shareholders may lose the ability to remove directors, initiate a shareholder resolution, or respond to a beneficial offer without having to wait for the next scheduled meeting if they are unable to act at a special meeting of their own calling.

●	Vote for proposals to allow or facilitate shareholder action by written consent.
●	Vote against proposals to restrict or prohibit shareholder ability to take action by written consent.

5c. Poison Pills

Poison pills are corporate-sponsored financial devices that, when triggered by potential acquirers, do one or more of the following: 1) dilute the acquirer’s equity holdings in the target company; 2) dilute the acquirer’s voting interests in the target company; or 3) dilute the acquirer’s equity holdings in the post-merger company. Poison pills generally allow shareholders to purchase shares from, or sell shares back to, the target company (flip-in pill) and/or the potential acquirer (flip-out pill) at a price far out of line with fair market value. Depending on the type of pill, the triggering event can either transfer wealth from the target company or dilute the equity holdings of current shareholders. Poison pills insulate management from the threat of a change in control and provide the target board with veto power over takeover bids. Because poison pills greatly alter the balance of power between shareholders and management, shareholders should be allowed to make their own evaluation of such plans. (Consistent with Policy 10c-2)

●	Review on a case-by-case basis management proposals to ratify a poison pill. Look for shareholder friendly features including a two to three year sunset provision, a permitted bid provision, a 20 percent or higher flip-in provision, shareholder redemption feature, and the absence of dead hand features.

5d. Fair Price Provisions

Fair price provisions were originally designed to specifically defend against the most coercive of takeover devises, the two-tiered, front-end loaded tender offer. In such a hostile takeover, the bidder offers cash for enough shares to gain control of the target. At the same time the acquirer states that once control has been obtained, the target’s remaining shares will be purchased with cash, cash and securities or only securities. Since the payment offered for the remaining stock is, by design less valuable than the original offer for the controlling shares, shareholders are forced to sell out early to maximize their value. Standard fair price provisions require that, absent board or shareholder approval of the acquisition, the bidder must pay the remaining shareholders the same price for their shares that brought control.

●	Vote for fair price proposals, as long as the shareholder vote requirement embedded in the provision is no more than a majority of disinterested shares.

5e. Greenmail

Greenmail payments are targeted share repurchases by management of company stock from individuals or groups seeking control of the company. Since only the hostile party receives payment, usually at a substantial premium over the market value of shares, the practice discriminates against most shareholders. This transferred cash, absent the greenmail payment, could be put to much better use for reinvestment in the company, payment of dividends, or to fund a public share repurchase program.

●	Vote for proposals to adopt antigreenmail charter or bylaw amendments or otherwise restrict a company’s ability to make greenmail payments.
●	Review on a case-by-case basis antigreenmail proposals when they are bundled with other charter or bylaw amendments.

5f. Unequal Voting Rights

Incumbent managers use unequal voting rights with the voting rights of their common shares superior to other shareholders in order to concentrate their power and insulate themselves from the wishes of the majority of shareholders. Dual class exchange offers involve a transfer of voting rights from one group of shareholders to another group of shareholders typically through the payment of a preferential dividend. A dual class recapitalization also establishes two classes of common stock with unequal voting rights, but initially involves an equal distribution of preferential and inferior voting shares to current shareholders.

●	Vote against proposals to create a new class of common stock with superior voting rights.
●	Vote against proposals at companies with dual class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.
●	Vote for proposals to create a new class of nonvoting or subvoting common stock if it is intended for financing purposes with minimal or no dilution to current shareholders and not designed to preserve the voting power of an insider or significant shareholder.

5g. Supermajority Shareholder Vote Requirement to Amend Charter or Bylaws

Supermajority provisions violate the principle that a simple majority of voting shares should be all that is necessary to effect change regarding a company.

●	Vote for proposals to lower supermajority shareholder vote requirements for charter and bylaw amendments.
●	Vote against proposals to require a supermajority shareholder vote to approve charter and bylaw amendments.

5h. Supermajority Shareholder Vote Requirement to Approve Mergers

Supermajority provisions violate the principle that a simple majority of voting shares should be all that is necessary to effect change regarding a company.

●	Vote for proposals to lower supermajority shareholder vote requirements for mergers and other significant business combinations.
●	Vote against proposals to require a supermajority shareholder vote to approve mergers and other significant business combinations.

6. CAPITAL STRUCTURE

The equity in a corporate enterprise (that is, the residual value of the company’s assets after the payment of all debts) belongs to the shareholders. Equity securities may be employed, or manipulated, in a manner that will ultimately enhance or detract from shareholder value. As such, certain actions undertaken by management in relation to a company’s capital structure can be of considerable significance to shareholders. Changes in capitalization usually require shareholder approval or ratification.

6a. Common Stock Authorization

State statutes and stock exchanges require shareholder approval for increases in the number of common shares. Corporations increase their supply of common stock for a variety of ordinary business purposes: raising new capital, funding stock compensation programs, business acquisitions, and implementation of stock splits or payment of stock dividends.

Proposals to increase authorized common stock are evaluated on a case-by-case basis, taking into account the size of the increase, the company’s need for additional shares, and the company’s performance as compared with their industry peers. A company’s need for additional shares is gauged by measuring shares outstanding and reserved as a percentage of the total number of shares currently authorized for issuance. For industry peer comparisons, TFL relies on data compiled by ISS on common stock authorization proposals for companies comprising 98 percent of the investable U.S. equity market. Companies are classified into one of 11 peer groups and each company’s performance is measured on the basis of three-year total shareholder returns.

TFL evaluates on a case-by-case basis on proposals when the company intends to use the additional stock to implement a poison pill or other takeover defense.

●	Review on a case-by-case basis proposals to increase the number of shares of common stock authorized for issue.
●	Vote against proposals that increase authorized common stock for the explicit purpose of implementing a shareholder rights plan (poison pill).
●	Vote for proposals to approve increases beyond the allowable increase when a company’s shares are in danger of being delisted or if a company’s ability to continue to operate as a going concern is uncertain.

6b. Stock Distributions: Splits and Dividends

Generally vote for management proposals to increase common share authorization for stock split or stock dividend, provided that the effective increase in authorized shares is equal to or is less than the allowable increase calculated in with Common Stock Authorization policy.

6c. Reverse Stock Splits

Reverse splits exchange multiple shares for a lesser amount to increase share price. Increasing share price is sometimes necessary to restore a company’s share price to a level that will allow it to be traded on the national stock exchanges. In addition, some brokerage houses have a policy of not monitoring or investing in very low priced shares. Reverse stock splits help maintain stock liquidity.

●	Vote case-by-case on proposals to implement a reverse stock split that do not proportionately reduce the number of shares authorized for issue.
●	Vote for proposals to implement a reverse stock split when the number of shares will be proportionately reduced.
●	Vote for proposals to implement a reverse stock split to avoid delisting.

6d. Blank Check Preferred Authorization

Preferred stock is an equity security, which has certain features similar to debt instruments, such as fixed dividend payments, seniority of claims to common stock, and in most cases no voting rights. The terms of blank check preferred stock give the board of directors the power to issue shares of preferred stock at their discretion - with voting rights, conversion, distribution and other rights to be determined by the board at time of issue. Blank check preferred stock can be used for sound corporate purposes, but could be used as a devise to thwart hostile takeovers without shareholder approval.

●	Vote for proposals to create blank check preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense or carry superior voting rights.
●	Vote against proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights.
●	Vote against proposals to increase the number of authorized blank check preferred shares. If the company does not have any preferred shares outstanding we will vote against the requested increase.
●	Vote case-by-case on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company’s industry and performance in terms of shareholder returns.
●	Vote for requests to require shareholder approval for blank check authorizations.

6e. Adjustments to Par Value of Common Stock

Stock that has a fixed per share value that is on its certificate is called par value stock. The purpose of par value stock is to establish the maximum responsibility of a stockholder in the event that a corporation becomes insolvent. Proposals to reduce par value come from certain state level requirements for regulatory industries such as banks, and other legal requirements relating to the payment of dividends.

●	Vote for management proposals to reduce or eliminate the par value of common stock.

6f. Preemptive Rights

Preemptive rights permit shareholders to share proportionately in any new issues of stock of the same class. These rights guarantee existing shareholders the first opportunity to purchase shares of new issues of stock in the same class as their own and in the same proportion. The absence of these rights could cause stockholders’ interest in a company to be reduced by the sale of additional shares without their knowledge and at prices unfavorable to them. Preemptive rights, however, can make it difficult for corporations to issue large blocks of stock for general corporate purposes. Both corporations and shareholders benefit when corporations are able to arrange issues without preemptive rights that do not result in a substantial transfer of control.

●	Review on a case-by-case basis proposals to create or abolish preemptive rights. In evaluating proposals on preemptive rights, we look at the size of a company and the characteristics of its shareholder base.

6g. Corporate Reorganization/Debt Restructuring/Prepackaged Bankruptcy Plans/Reverse Leveraged Buyouts/Wrap Plans

●	Review on a case-by-case basis proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan, taking into consideration dilution to existing shareholders’ position, terms of the offer, financial issues, management’s efforts to pursue other alternatives, control issues and conflicts of interest.
●	Vote for the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.

6h. Share Repurchase Programs

●	Vote for management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

7. MISCELLANEOUS GOVERNANCE PROVISIONS

7a. Confidential Voting

Confidential voting, or voting by secret ballot, is one of the key structural issues in the proxy system. It ensures that all votes are based on the merits of proposals and cast in the best interests of pension plan beneficiaries. In a confidential voting system, only vote tabulators and inspectors of election may examine individual proxies and ballots; management and shareholders are given only vote totals. In an open voting system, management can determine who has voted against its nominees or proposals and then resolicit those votes before the final vote count. As a result, shareholders can be pressured to vote with management at companies with which they maintain, or would like to establish, a business relationship. Confidential voting also protects employee shareholders from retaliation. Shares held by employee stock ownership plans, for example, are important votes that are typically voted by employees.

●	Vote for proposals to adopt confidential voting.

7b. Bundled Proposals

●	Review on a case-by-case basis bundled or “conditioned” proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances where the joint effect of the conditioned items is not in shareholders’ best interests, vote against the proposals. If the combined effect is positive, support such proposals.

7c. Adjourn Meeting

Companies may ask shareholders to adjourn a meeting in order to solicit more votes. Generally, shareholders already have enough information to make their vote decisions. Once their votes have been cast, there is no justification for spending more money to continue pressing shareholders for more votes.

●	Vote against proposals to adjourn the meeting absent compelling reasons to support the proposal.
●	Vote for proposals to adjourn the meeting when supporting a company merger proposal.

7d. Changing Corporate Name

Proposals to change a company’s name are generally routine matters. Generally, the name change reflects a change in corporate direction or the result of a merger agreement.

●	Vote for changing the corporate name.

7e. Amend Quorum Requirements

●	Vote against proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

7f. Amend Bylaws

●	Vote against proposals giving the board exclusive authority to amend the bylaws.
●	Vote for proposals giving the board the ability to amend the bylaws in addition to shareholders.
●	Vote for bylaw or charter changes that are of a housekeeping nature (updates or corrections).

7g. Other Business

Other business proposals are routine items to allow shareholders to raise other issues and discuss them at the meeting. Only issues that may be legally discussed at meetings may be raised under this authority. However, shareholders cannot know the content of these issues so they are generally not supported.

●	Vote against other business proposals.

8. MUTUAL FUND PROXIES

8a. Election of Trustees

Votes on trustee nominees are made on a case-by-case basis, taking the following into consideration:

1)	Board structure
2)	Director independence and qualifications
3)	Compensation of directors within the fund and family of funds
4)	Attendance

8b. Investment Advisory Agreement

An investment advisory agreement is an agreement between a mutual fund and its financial advisor under which the financial advisor provides investment advice to the fund in return for a fee based on the fund’s net asset size.

●	Votes on investment advisory agreements should be evaluated on a case-by-case basis.

8c. Fundamental Investment

Fundamental investment restrictions are limitations within a fund’s articles of incorporation that limit the investment practices of the particular fund.

●	Votes on amendments to a fund’s fundamental investment restrictions should be evaluated on a case-by-case basis.

8d. Distribution Agreements

Distribution agreements are agreements between a fund and its distributor which provide that the distributor is paid a fee to promote the sale of the fund’s shares.

●	Votes on distribution agreements should be evaluated on a case-by-case basis.

8e. Convert Closed-End Fund to Open-End Fund

The benefits of open-ending include eliminating the discount to net asset value (NAV) at which closed-end equity fund shares often trade. Once this discount is eliminated the open-end fund is free to sell shares at any time, and this structure thus facilitates investment in, and growth of, the fund. The disadvantages arising from changing the fund’s structure include: (1) the possibility that many investors will sell out of the fund in order to realize the benefit of instantly eliminating the discount to NAV; and (2) the increased expense ratio that could result from a depleted asset base. Management fees for closed-end funds are generally lower than fees for open-end funds on a percentage basis, but with a decrease in assets, per share management costs arise.

●	Vote on a case-by-case basis on proposals to convert a closed-end fund to an open-end fund.

8f. Mirror Voting

In the event of Thrivent Funds issuing proxies, Asset Allocation funds and portfolios shall vote their proxies in proportion to the voting instructions received from the remaining holders of shares of such funds.

9. SHAREHOLDER PROPOSALS - SOCIAL & ENVIRONMENTAL

In addition to moral and ethical considerations intrinsic to many of these proposals, TFL recognizes their potential for impact on the economic performance of the company. TFL balances these considerations carefully. On proposals which are primarily social, moral or ethical, TFL believes it is impossible to vote in a manner that would accurately reflect the views of the beneficial owners of the portfolios that it manages. As such, on these items TFL abstains. When voting on matters with apparent economic or operational impacts on the company, TFL realizes that the precise economic effect of such proposals is often unclear. Where this is the case, TFL relies on management’s assessment, and generally votes with company management.

9A. DIVERSITY AND WORKPLACE ISSUES

9a-1. Add Women and Minorities to Board: Vote abstain.

9a-2. Report on Distribution of Stock Options by Gender and Race: Vote abstain.

9a-3. Prepare Report/Promote EEOC-Related Activities: Vote abstain.

9a-4. Report on Progress Toward Glass Ceiling Commission Recommendations: Vote abstain.

9a-5. Prohibit Discrimination on the Basis of Sexual Orientation: Vote abstain.

9a-6. Report on/Eliminate Use of Racial Stereotypes in Advertising: Vote abstain.

9B. CODES OF CONDUCT, LABOR STANDARDS & HUMAN RIGHTS

9b-1. Codes of Conduct and Vendor Standards

●	Vote abstain on proposals to implement human rights standards and workplace codes of conduct.
●	Vote abstain on proposals calling for the implementation and reporting on ILO codes of conduct, SA 8000 Standards, or the Global Sullivan Principles.
●	Vote abstain on proposals that call for the adoption of principles or codes of conduct relating to company investment in countries with patterns of human rights abuses (Northern Ireland, Burma, former Soviet Union, and China).
●	Vote abstain on proposals which mandate outside, independent monitoring, which may entail sizable costs to the company.
●	Vote abstain on proposals that seek publication of a “Code of Conduct” to the company’s foreign suppliers and licensees, requiring they satisfy all applicable standards and laws protecting employees’ wages, benefits, working conditions, freedom of association, and other rights.
●	Vote abstain on proposals for reports outlining vendor standards compliance.
●	Vote abstain on proposals to adopt labor standards for foreign and domestic suppliers to ensure that the company will not do business with foreign suppliers that manufacture products for sale in the U.S. using forced labor, child labor, or that fail to comply with applicable laws protecting employee’s wages and working conditions.

9b-2. Operations in High Risk Markets

●	Vote with the board on proposals seeking reports on operations in “high risk” markets, such as terrorism-sponsoring state or politically/socially unstable region.

9b-3. Operations in Burma/Myanmar

●	Vote with the board on proposals to adopt labor standards in connection with involvement in Burma.
●	Vote with the board on proposals seeking reports on Burmese operations and reports on costs of continued involvement in the country.
●	Vote with the board on proposals to pull out of Burma.

9b-4. MacBride Principles

●	Vote with the board on proposals to report on or to implement the MacBride Principles.

9b-5. China Principles

●	Vote with the board on proposals to implement the China Principles.

9b-6. Prepare Report on Maquiladoras

●	Vote with the board on proposals to prepare reports on a company’s Maquiladora operation.

9b-7. Prepare Report on Company Activities Affecting Indigenous Peoples’ Rights

●	Vote with the board on proposals to prepare reports on a company’s impact on indigenous communities.

9b-8. Product Sales to Repressive Regimes

●	Vote with the board on proposals requesting that companies cease product sales to repressive regimes that can be used to violate human rights.
●	Vote with the board on proposals to report on company efforts to reduce the likelihood of product abuses in this manner.

9b-9. Report on the Impacts of Pandemics on Company Operations

●	Vote with the board on proposals asking companies to report on the impacts of pandemics, such as HIV/AIDS, Malaria, Tuberculosis, on their business strategies.

9b-10. Outsourcing

●	Vote with the board on proposals asking companies to report on the risks associated with outsourcing or offshoring.
●	Vote with the board on proposals seeking greater disclosure on plant closing criteria if such information has not been provided by the company.

9b-11. Adopt Holy Land Principles

●	Vote with the board on proposals adopting Holy Land Principles.

9C. ENVIRONMENT AND ENERGY

9c-1. Environmental Report (General)

●	Vote with the board on reports disclosing the company’s environmental policies unless it already has well-documented environmental management systems that are available to the public.

9c-2. Prepare Report on Global Warming/Greenhouse Gas Emissions

●	Vote with the board on proposals calling for the reduction of greenhouse gas.
●	Vote with the board on reports on the level of greenhouse gas emissions from the company’s operations and/or products.
●	Vote with the board on proposals requesting that companies outline their preparations to comply with standards established by Kyoto Protocol signatory markets.

9c-3. Invest in Clean/Renewable Energy

●	Vote with the board on proposals seeking the preparation of a report on a company’s activities related to the development of renewable energy sources.
●	Vote with the board on proposals seeking increased investment in renewable energy sources.

9c-4. Drilling in the Arctic National Wildlife Refuge

●	Vote with the board on proposals asking companies to prepare a feasibility report or to adopt a policy not to mine, drill, or log in environmentally sensitive areas such as ANWR.
●	Vote with the board on proposals seeking to prohibit or reduce the sale of products manufactured from materials extracted from environmentally sensitive areas such as old growth forests.

9c-5. Adopt/Implement CERES Principles

●	Vote with the board on proposals to study or implement the CERES principles.

9c-6. Phase Out Chlorine-Based Chemicals

●	Vote with the board on proposals to prepare a report on the phase-out of chlorine bleaching in paper production.
●	Vote with the board on proposals asking companies to cease or phase-out the use of chlorine bleaching.

9c-7. Report/Reduce Toxic Emissions and Assess Community Impact

●	Vote with the board on proposals that seek to prepare a report on the company’s procedures for reducing or preventing pollution and/or the impact of the company’s pollution on the surrounding communities.
●	Vote with the board on proposals calling on the company to establish a plan to reduce toxic emissions.

9c-8. Land Procurement and Development

●	Vote with the board on proposals requesting that companies report on or adopt policies for land procurement and use that incorporate social and environmental factors.

9c-9. Report on the Sustainability of Concentrated Area Feeding Operations

●	Vote with the board on proposals requesting that companies report on the sustainability and the environmental impacts of both company-owned and contract livestock operations.

9c-10. Adopt a Comprehensive Recycling Policy

●	Vote with the board on proposals requesting the preparation of a report on the company’s recycling efforts.
●	Vote with the board on proposals that ask companies to increase their recycling efforts or to adopt a formal recycling policy.

9c-11. Report on the Feasibility of Removing “Harmful” Ingredients from Cosmetic Products

●	Vote with the board on proposals asking companies report on the feasibility of removing, or substituting with safer alternatives, all “harmful” ingredients used in company products.

9c-12. Nuclear Energy

●	Vote with the board on proposals seeking the preparation of a report on a company’s nuclear energy procedures.
●	Vote with the board on proposals that ask the company to cease the production of nuclear power.

9D. WEAPONS

9d-1. Handgun Safety Initiatives

●	Vote with the board on reports on a company’s efforts to promote handgun safety.

9d-2. Landmine Production

●	Vote with the board on proposals asking a company to renounce future involvement in antipersonnel landmine and cluster bomb production.

9d-3. Prepare Report on Foreign Military Sales

●	Vote with the board on reports on foreign military sales or offsets.
●	Vote with the board on proposals that call for outright restrictions on foreign military sales.

9d-4. Spaced-Based Weaponization

●	Vote with the board on reports on a company’s involvement in spaced-based weaponization.

9E. CONSUMER ISSUES, PUBLIC SAFETY & MISCELLANEOUS

9e-1. Phase-out or Label Products Containing Genetically Modified Organisms (“GMOS”)

●	Vote with the board on proposals to voluntarily label genetically modified ingredients in the company’s products, or alternatively to do interim labeling and eventual elimination of GMOs
●	Vote with the board on proposals asking for a report on the feasibility of labeling products containing GMOs.
●	Vote with the board on proposals to completely phase out GMOS from the company’s products.
●	Vote with the board on reports outlining the steps necessary to eliminate GMOs from the company’s products.
●	Vote with the board on proposals seeking a report on the health effects of GMOs.

9e-2. Tobacco-related Proposals

●	Vote with the board on proposals seeking to limit the sale of tobacco products to children.
●	Vote with the board on proposals asking producers of tobacco product components (such as filters, adhesives, flavorings, and paper products) to halt sales to tobacco companies.
●	Vote with the board on proposals that ask restaurants to adopt smoke-free policies.
●	Vote with the board on proposals seeking a report on a tobacco company’s advertising approach.
●	Vote with the board on proposals prohibiting investment in tobacco equities.
●	Vote with the board on proposals asking producers of cigarette components for a report outlining the risks and potential liabilities of the production of these components.
●	Vote with the board on proposals calling for tobacco companies to cease the production of tobacco products.
●	Vote with the board on proposals seeking stronger product warning.

9e-3. Adopt Policy/Report on Predatory Lending Practices

●	Vote with the board on reports on the company’s procedures for preventing predatory lending, including the establishment of a board committee for oversight.

9e-4. Disclosure on Credit in Developing Countries (LDCs)

●	Vote with the board on proposals asking for disclosure on lending practices in developing countries.

9e-5. Forgive LDC Debt

●	Vote with the board on proposals asking banks to forgive loans outright.
●	Vote with the board on proposals asking for loan forgiveness at banks that have failed to make reasonable provisions for non-performing loans.
●	Vote with the board on proposals to restructure and extend the terms of non-performing loans.

9e-6. Adopt Policy/Report on Drug Pricing

●	Vote with the board on proposals to prepare a report on drug pricing or access to medicine policies.
●	Vote with the board on proposals to adopt a formal policy on drug pricing.
●	Vote with the board on reports on the financial and legal impact of prescription drug re-importation policies.
●	Vote with the board on proposals requesting that companies adopt policies to encourage or constrain prescription drug re-importation.

9e-7. Animal Testing and Welfare

●	Vote with the board on proposals for reports on a company’s animal welfare standards or animal welfare-related risks.
●	Vote with the board on proposals that seek to limit unnecessary animal testing where alternative testing methods are feasible or not required by law.
●	Vote with the board on proposals asking companies to report on the operational costs and liabilities associated with selling animals.

9e-8. Control over Charitable Contributions

●	Vote with the board on proposals giving criteria or to require shareholder ratification of grants.

9e-9. Disclosure on Prior Government Service

Shareholders have asked companies to disclose the identity of any senior executive and/or other high-level employee, consultant, lobbyist, attorney, or investment banker who has served in government. Although the movement of individuals between government and the private sector may benefit both, the potential also exists for conflicts of interest, especially in industries that have extensive dealings with government agencies.

●	Vote with the board on proposals calling for the disclosure of prior government service of the company’s key executives.

9e-10. Lobbying Expenditures/Initiatives

●	Vote with the board on proposals requesting information on a company’s lobbying initiatives.

10. SHAREHOLDER PROPOSALS - MISCELLANEOUS

10A. SHAREHOLDER MEETINGS/HOUSEKEEPING ISSUES

10a-1. Rotate Annual Meeting:  The argument in favor of rotating annual meeting location sites is to enable a greater number of shareholders to attend and participate in the meeting.

●	Vote on a case-by-case basis to rotate the annual meeting of shareholders or change the date and time of the meeting.

10B. BOARD-RELATED ISSUES

10b-1. Separate Chairman and CEO: Shareholder proposal that would require the positions of chairman and CEO to be held by different persons.

●	Vote for shareholder proposals requiring that the positions of chairman and CEO be held by different persons.

10b-2. Majority of Independent Directors: Independent outside directors can bring objectivity and a fresh perspective to the issues facing the company. Outside directors bring new contacts and skills to their boards. The conflict of interest problem boards face in designing executive compensation policies, and responding to takeover offers, is much less severe for outsiders than it is for executive officers. Perhaps the most important role of outside directors is to objectively evaluate the performance of top management. That same objectivity cannot be exercised by directors inside the company because they may be too close to the problem to see it clearly, they may be part of the problem, or they may see it but be reluctant to “blow the whistle” for fear of losing their directorship or their job.

●	Vote for shareholder proposals asking that a majority of directors be independent.

10b-3. Majority Elections

●	Vote for shareholder proposals calling for directors to be elected with an affirmative majority of votes cast provided binding proposals include a carve-out for plurality voting when there are more nominees than board seats.

10b-4. Independent Committees:  Most corporate governance experts agree that the key board committees (audit, compensation, and nominating/corporate governance) of a corporation should include only independent directors. The independence of key committees has been encouraged by regulation. For example, the NYSE requires that the audit committees of listed companies to be entirely “independent.” SEC proxy rules require disclosure of any members of a compensation committee who have significant business relationships with the company or interlocking directorships.

●	Vote for shareholder proposals that request that the board audit, compensation and/or nominating committees include independent directors exclusively.

10b-5. Implement Director Share Ownership Requirement:  Corporate directors should own some amount of stock of the companies on which they serve as board members. It is a simple way to align the interests of directors and shareholders. However, many highly qualified individuals such as academics and clergy might not be able to meet this requirement. A preferred solution is to look at the board nominees individually and take stock ownership into consideration when voting on candidates. Vote with the board on shareholder proposals requiring directors to own a minimum amount of company stock in order to qualify as a director or to remain on the board.

●	Vote with the board on shareholder proposals that seek to establish mandatory share ownership requirements for directors.

●	Vote case-by-case on shareholder proposals that ask directors to accept a certain percentage of their annual retainer in the form of stock.
●	Vote case-by-case on shareholder proposals asking companies to limit director compensation to a stock-only plan.

10C. SHAREHOLDER RIGHTS & BOARD ACCOUNTABILITY

10c-1. Remove Antitakeover Provisions:  There are numerous antitakeover mechanisms available to corporations that can make takeovers prohibitively expensive for a bidder or at least guarantee that all shareholders are treated equally. The debate over antitakeover devices centers on whether these devices enhance or detract from shareholder value. One theory argues that a company’s board, when armed with these takeover protections, may use them as negotiating tools to obtain a higher premium for shareholders. The opposing view maintains that management afforded such protection are more likely to become entrenched than to actively pursue the best interests of shareholders. Such takeover defenses also serve as obstacles to the normal functioning of the marketplace which, when operating efficiently, should replace incapable and poorly performing management.

●	Vote for shareholder proposals that seek to remove antitakeover provisions.

10c-2. Submit Poison Pill (Shareholder Rights Plan) to a Vote:  Shareholder rights plans, typically known as poison pills, take the form of rights or warrants issued to shareholders and are triggered when a potential acquiring stockholder reaches a certain threshold of ownership. Generally, poison pills insulate management from the threat of a change in control and provide the target board with veto power over takeover bids. Because poison pills greatly alter the balance of power between shareholders and management, shareholders should be allowed to make their own evaluation of such plans. (Consistent with Policy 5c)

●	Vote for shareholder proposals requesting that the company submit its poison pill to a shareholder vote.
●	Vote case-by-case on shareholder proposals to redeem a company’s poison pill.
●	Vote case-by-case on shareholder proposals to amend an existing shareholder rights plan.

10c-3. Elect Auditors/ Ensure Auditor Independence:  These shareholder proposals request that the board allow shareholders to elect the company’s auditor at each annual meeting. Annual election of the outside accountants is standard practice. While it is recognized that the company is in the best position to evaluate the competence of the outside accountants, we believe that outside accountants must ultimately be accountable to shareholders. (Consistent with Policy 3)

●	Vote for shareholder proposals that would allow shareholders to elect the auditors.
●	Vote case-by-case on shareholder proposals asking companies to prohibit or limit the auditors from engaging in non-audit services.
●	Vote case-by-case on shareholder proposals asking for audit firm rotation, taking into account the tenure of the audit firm, the length of rotation specified in the proposal, any significant audit-related issues at the company, the number of Audit Committee meetings held each year, the number of financial experts serving on the committee, and whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

10c-4. Non-Partisanship/ Political Contributions:  Proponents are concerned about the amount of money given to political action committees (PACs). They argue that companies spending scarce resources on expensive lobbying efforts and donating to PACs would be better off spending that money on new procedures that will better position them to deal with the coming regulations. An example would be a company spending money on R&D to reduce its air emissions instead of funding a campaign to change certain provisions in the Clean Air Act.

●	Vote with the board on proposals calling for a company to disclose its political contributions.
●	Vote with the board on proposals calling for a company to refrain from making any political contributions.

10D. COMPENSATION ISSUES

10d-1. Executive and Director Pay

●	Vote with the board on shareholder proposals seeking additional disclosure on executive and director pay information.
●	Vote with the board on all other shareholder proposals regarding executive and director pay.

10d-2. Prohibit/Require Shareholder Approval for Option Repricing:  Repricing involves the reduction of the original exercise price of a stock option after the fall in share price. TFL does not support repricing since it undermines the incentive purpose of the plan. The use of options as incentive means that employees must bear the same risks as shareholders in holding these options. Shareholder resolutions calling on companies to abandon the practice of repricing or to submit repricing to a shareholder vote will be supported.

●	Vote for shareholder proposals seeking to limit option repricing.
●	Vote for shareholder proposals asking the company to have option repricings submitted for shareholder ratification.

10d-3. Severance Agreements/ Golden Parachutes:  Golden and tin parachutes are designed to protect the employees of a corporation in the event of a change in control. With golden parachutes senior level management employees receive a pay out during a change in control at usually two to three times base salary. Increasingly companies that have golden parachute agreements for executives are extending coverage for all their employees via tin parachutes. The SEC requires disclosure of all golden parachutes arrangements in the proxy; such disclosure is not required of tin parachutes.

●	Vote for shareholder proposals to have golden and tin parachutes submitted for shareholder ratification.
●	Vote case-by-case on proposals to ratify or cancel golden parachutes. An acceptable parachute should include the following:
●	The triggering mechanism should be beyond the control of management
●	The amount should not exceed three times base salary plus guaranteed benefits
●	The change in control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control

10d-4. Cash Balance Plans

●	Vote on a case-by-case basis on shareholder proposals calling for non-discrimination in retirement benefits.
●	Vote on a case-by-case basis on shareholder proposals asking a company to give employees the option of electing to participate in either a cash balance plan or in a defined benefit plan.

10d-5. Performance-Based Options/Indexed Options:  Performance-Based Option/Indexed Options is defined as compensating of executives at a reasonable rate and that executive compensation should be correlated to performance.

●	Vote for shareholder proposals advocating the use of performance-based stock options (indexed, premium-priced, and performance-vested options).

10d-6. Option Expensing

●	Vote for shareholder proposals asking the company to expense stock options, unless the company has already publicly committed to expensing options by a specific date.

10d-7. Pension Plan Income Accounting

●	Vote for shareholder proposals to exclude pension plan income in the calculation of earnings used in determining executive bonuses/compensation.

10d-8. Supplemental Executive Retirement Plans (SERPs)

●	Vote for shareholder proposals to requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company’s executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans.

10d-9. Link Compensation to Non-Financial Factors:  Proponents of these proposals feel that social criteria should be factored into the formulas used in determining compensation packages for executives. These shareholders are looking for companies to review current compensation practices and to include social performance criteria, such as increasing investment in order to revitalize “distressed areas,” meeting environmental goals, and accounting for “poor corporate citizenship” when evaluating executive compensation. One of the companies cited by proponents as an example sets annual goals such as employee satisfaction, corporate responsibility, diversity and customer satisfaction as part of a written policy used in linking compensation with financial performance and non-financial bases for evaluation. Proponents believe that many of these factors such as poor environmental performance, workplace lawsuits, etc. are likely to have an impact on the company’s financial performance in the future if they are not addressed adequately today. As a result, shareholders believe they should be considered along with traditional financial considerations when determining executive pay.

●	Vote on a case-by-case basis for shareholder proposals calling for the preparation of a report on the feasibility of linking executive pay to nonfinancial factors, such as social and environmental goals.
●	Vote on a case-by-case basis for shareholder proposals seeking to link executive pay to non-financial factors.

10d-10. Eliminate Outside Directors’ Retirement Benefits

●	Vote for shareholder proposals seeking to eliminate outside directors’ retirement benefits. (Consistent with Policy 2i)

10d-11. Hold Equity Past Retirement or for a Significant Period of Time

●	Vote on a case-by-case basis for shareholder proposals asking companies to adopt policies requiring senior executive officers to retain a portion of net shares acquired through compensation plans, taking into account:
●	The percentage/ratio of net shares required to be retained
●	The time period required to retain the shares
●	Whether the company has equity retention, holding period, and/or stock ownership requirements in place and the robustness of such requirements
●	Whether the company has any other policies aimed at mitigating risk taking by executives
●	Executives’ actual stock ownership and the degree to which it meets or exceeds the proponent’s suggested holding period/retention ratio or the company’s existing requirements
●	Problematic pay practices, current and past, which may demonstrate a short-term versus long-term focus

10E. STRATEGIC ISSUES

10e-1. Maximize shareholder value

Shareholder value maximization proposals that suggest exploring alternatives, including a sale or merger, should be considered on a case-by-case basis. While under normal circumstances the decision to buy, sell, or engage in a merger is best left in the hands of management and the board, it is recognized that certain situations may justify the adoption of such proposals, such as a prolonged period of poor or sluggish performance with no turnaround in sight. Support of such proposals is further justified in cases where the board and management have become entrenched. Adoption of poison pills, golden parachutes, and other antitakeover provisions in the face of an attractive offer may be signs of entrenchment.

●	Vote on a case-by-case basis for proposals that request the company to maximize shareholder value by hiring a financial advisor to explore strategic alternatives, selling the company, or liquidating the company and distributing the proceeds to shareholders.

PART C
Item 28.	Exhibits

(a)	Declaration of Trust, effective as of March 18, 2016 (1)
(b)	Not Applicable.
(c)	None.
(d)	Investment Advisory Agreement between Thrivent Core Funds and Thrivent Asset Management, LLC (1)
(e)	Distribution Agreement between Thrivent Core Funds and Thrivent Distributors, LLC (1)
(f)	Not Applicable.
(g)(1)	Master Custodian Agreement, dated November 26, 2002, with State Street Bank and Trust Company. (1)
(g)(2)	Letter dated April 6, 2016 amending above Master Custodian Agreement to add Thrivent Core Funds (1)
(h)(1)	Transfer Agency and Service Agreement between Thrivent Core Funds, Thrivent Cash Management Trust and Thrivent Financial Investor Services Inc. (*)
(h)(2)	Administrative Services Agreement between Thrivent Core Funds and Thrivent Asset Management, LLC (1)
(i)	Not Applicable.
(j)	Not Applicable
(k)	Not Applicable.
(l)	None.
(m)	Not Applicable.
(n)	Not Applicable.
(o)	Not Applicable.
(p)(1)	Code of Ethics (Rule 17j-1) for Registrant (*)
(p)(2)	Code of Ethics for Registrant’s Principal Executive, Financial, and Accounting Officers (1)
(q)	Power of Attorney (*)

(1)	Incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.
*	Filed herewith
Item 29.	Persons Controlled by or under Common Control with Registrant
Registrant is a Delaware statutory trust organized on March 18, 2016. Registrant’s sponsor, Thrivent Financial for Lutherans (“Thrivent Financial”), is a fraternal benefit society organized under the laws of the State of Wisconsin and is owned by and operated for its members. It has no stockholders and is not subject to the control of any affiliated persons.
The following list shows the relationship of each wholly owned direct and indirect subsidiary to Thrivent Financial, except as indicated below. Financial statements of Thrivent Financial will be presented on a consolidated basis.
Thrivent Financial Entities	Primary Business	State of Organization
Thrivent Financial	Fraternal benefit society offering financial services and products	Wisconsin
Thrivent Financial Holdings, Inc.	Holding company with no independent operations	Delaware
Thrivent Trust Company	Federally chartered limited purpose trust bank	Federal Charter
Thrivent Investment Management Inc.	Broker-dealer and investment adviser	Delaware
North Meadows Investment Ltd.	Organized for the purpose of holding and investing in real estate	Wisconsin
Thrivent Financial Investor Services Inc.	Transfer agent	Pennsylvania
Thrivent Insurance Agency Inc.	Licensed life and health agency	Minnesota
Newman Financial Services, LLC	Limited Liability Company	Minnesota
NewLife Insurance Agency, LLC[5]	Limited Liability Company	Minnesota
Thrivent Life Insurance Company	Life insurance company	Minnesota
Thrivent Asset Management, LLC[1]	Investment Adviser	Delaware
Thrivent Distributors, LLC	Limited Liability Company	Delaware

Thrivent Financial Entities	Primary Business	State of Organization
cuLearn, LLC[6]	Limited Liability Company	Delaware
PREPARE/ENRICH, LLC	Limited Liability Company	Delaware
White Rose GP I, LLC[2]	General partner	Delaware
White Rose Fund I Mezzanine Direct, L.P.[3]	Private equity fund	Delaware
White Rose Fund I Equity Direct, L.P.[3]	Private equity fund	Delaware
White Rose Fund I Fund of Funds, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund GP II, LLC[2]	General partner	Delaware
Thrivent White Rose Fund II Mezzanine Direct, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund II Equity Direct, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund II Fund of Funds, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund GP III, LLC[2]	General partner	Delaware
Thrivent White Rose Fund III Mezzanine Direct, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund III Equity Direct, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund III Fund of Funds, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund GP IV, LLC[2]	General partner	Delaware
Thrivent White Rose Fund IV Mezzanine Direct, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund IV Equity Direct, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund IV Fund of Funds, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund GP V, LLC[2]	General partner	Delaware
Thrivent White Rose Fund V Equity Direct, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund V Fund of Funds, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund GP VI, LLC[2]	General partner	Delaware
Thrivent White Rose Fund VI Equity Direct, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund VI Fund of Funds, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund GP VII, LLC[2]	General partner	Delaware
Thrivent White Rose Fund VII Equity Direct, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund VII Fund of Funds, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund GP VIII, LLC[2]	General partner	Delaware
Thrivent White Rose Fund VIII Equity Direct, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund VIII Fund of Funds, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose GP IX, LLC[2]	General partner	Delaware
Thrivent White Rose Fund IX Equity Direct, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund IX Fund of Funds, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose GP X, LLC[2]	General partner	Delaware

Thrivent Financial Entities	Primary Business	State of Organization
Thrivent White Rose Fund X Equity Direct, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Fund X Fund of Funds, L.P.[3]	Private equity fund	Delaware
Thrivent White Rose Real Estate GP I, LLC[2]	General partner	Delaware
Thrivent White Rose Real Estate Fund I Fund of Funds, L.P. [3]	Private equity fund	Delaware

[1]	Thrivent Asset Management, LLC (“TAM”) is a subsidiary of both Thrivent Financial Holdings, Inc. (“TFH”) and Thrivent Life Insurance Company (“TLIC”), both of which are wholly owned subsidiaries of Thrivent Financial. TFH and TLIC own respectively 80% and 20% of TAM’s membership interests.
[2]	Thrivent Financial owns a majority interest in the limited liability company and is also its managing member.
[3]	The Fund is organized for the purpose of holding investments in Thrivent Financial’ general account.
[4]	Thrivent Financial owns 49% of the managing member’s membership interests. Twin Bridge Capital Partners, LLC is the managing member of a general partner of limited partnerships.
[5]	Newman Financial Services, LLC owns a 50% membership interest in NewLife Insurance Agency, LLC.
[6]	Thrivent Financial Holdings, Inc. owns 90% membership interest in cuLearn, LLC.
Item 30.	Indemnification
Under Article IX of the Registrant’s Declaration of Trust, the Trust shall indemnify any indemnitee for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither “interested persons,” as defined in the 1940 Act, nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.
Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) here shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither “interested persons” as defined in the 1940 Act, nor parties to the covered proceeding.
Item 31.	Business and Other Connections of the Investment Adviser
See “Management of the Fund” in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.
Item 32.	Principal Underwriters
Not Applicable
Item 33.	Location of Accounts and Records
The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of Registrant (either at its Minneapolis,

Minnesota or Appleton, Wisconsin office), the Registrant’s custodian State Street Bank and Trust Company (located in Boston, Massachusetts), the Registrant’s transfer agent Thrivent Financial Investor Services Inc. (“TFISI”), or DST Systems, Inc. (located in Kansas City, Missouri), a third-party that TFISI has subcontracted with for certain transfer agent services. The relevant addresses are 625 Fourth Ave. S., Minneapolis, MN 55415; 4321 N. Ballard Rd., Appleton, WI 54919; One Lincoln Street Boston, MA 02111; and 333 West 11th St. Kansas City, Mo 64105.
Item 34.	Management Services
None.
Item 35.	Undertakings
Not Applicable

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Thrivent Core Funds, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis and State of Minnesota on the 28th day of February, 2017.
THRIVENT CORE FUNDS
By:	/s/ Michael W. Kremenak
Michael W. Kremenak, Secretary and Chief Legal Officer

Index to Exhibits
(h)(1)	Transfer Agency and Service Agreement between Thrivent Core Funds, Thrivent Cash Management Trust and Thrivent Financial Investor Services Inc.
(j)	Consent of Independent Registered Public Accounting Firm
(p)(1)	Code of Ethics (Rule 17j-1) for Registrant
(q)	Powers of Attorney